                                                                   EXHIBIT 10(I)

================================================================================


                                 $1,250,000,000

                      ELECTRONIC DATA SYSTEMS CORPORATION

================================================================================


                   MULTI-CURRENCY REVOLVING CREDIT AGREEMENT

                                  DATED AS OF

                                OCTOBER 4, 1995

                                CITIBANK, N.A.,
                            as Administrative Agent

                                      and

                       BANCO SANTANDER - NEW YORK BRANCH,
            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                 CHEMICAL BANK,
                                CITIBANK, N.A.,
                     CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                        and NATIONSBANK OF TEXAS, N.A.,
                                  as Arrangers

                                      and

                           BANQUE NATIONALE DE PARIS,
                                   CIBC INC.,
                        PNC BANK, NATIONAL ASSOCIATION,
                      TORONTO DOMINION (TEXAS), INC., and
                        WACHOVIA BANK OF GEORGIA, N.A.,
                                  as Managers
                                      and

                   the other lenders named herein, as LENDERS


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

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

ARTICLE I     DEFINITION OF TERMS
       1.1    Definitions................................................  1
       1.2    Other Definitional Provisions.............................. 14

ARTICLE II    FACILITY
       2.1    Committed Loans............................................ 15
       2.2    Committed Loan Borrowing Procedure; Disbursement........... 15
       2.3    Bid Rate Loans............................................. 17
       2.4    Optional Extension of the Commitment Termination Date...... 21
       2.5    Several Obligations........................................ 22
       2.6    Determination of Availability.............................. 22

ARTICLE III   TERMS OF PAYMENT
       3.1    Notes...................................................... 23
       3.2    Payments on Committed Loan Notes and Bid Rate Notes........ 23
       3.3    Interest................................................... 24
       3.4    Continuation/Conversion with Respect to Committed
                Loans.................................................... 24
       3.5    Funding Losses............................................. 26
       3.6    Default Rates.............................................. 26
       3.7    Interest and Fee Calculations.............................. 26
       3.8    Mandatory Principal Prepayments............................ 27
       3.9    Voluntary Principal Prepayments............................ 27
       3.10   Inadequacy of Eurodollar, Eurocurrency or CD Loan
                Pricing.................................................. 27
       3.11   Illegality................................................. 28
       3.12   Increased Cost and Reduced Return.......................... 29
       3.13   Several Obligations........................................ 30
       3.14   Taxes...................................................... 30
       3.15   Application of Principal Payments.......................... 33
       3.16   Payments, Computations, Judgments, etc..................... 34
       3.17   Mitigation of Circumstances; Replacement of
                Affected Lenders......................................... 34
       3.18   Failure to Pay Additional Amounts.......................... 35

ARTICLE IV    FEES; MODIFICATION OF COMMITMENTS
       4.1    Facility Fee............................................... 36
       4.2    Reduction or Cancellation of Commitments................... 36

ARTICLE V     CONDITIONS PRECEDENT
       5.1    Initial Availability....................................... 36
       5.2    Each Advance............................................... 37
       5.3    Waiver of Conditions to Bid Rate Loans..................... 37


                                                                        PAGE
                                                                        ----


ARTICLE VI    REPRESENTATIONS AND WARRANTIES
       6.1    EDS Representations and Warranties......................... 38

ARTICLE VII   COVENANTS
       7.1    Use of Proceeds............................................ 40
       7.2    Accounting Books and Financial Records; Inspections........ 40
       7.3    Items to be Furnished...................................... 40
       7.4    Taxes...................................................... 41
       7.5    Maintenance of Corporate Existence, Assets, Business
                and Insurance............................................ 41
       7.6    Compliance with Laws and Documents......................... 41
       7.7    Regulation U............................................... 41
       7.8    Net Worth.................................................. 41
       7.9    Mergers; Consolidations; Transfers of Assets............... 42
       7.10   Pari Passu................................................. 42
       7.11   ERISA...................................................... 42

ARTICLE VIII  DEFAULT
       8.1    Default.................................................... 42

ARTICLE IX    RIGHTS AND REMEDIES UPON DEFAULT
       9.1    Remedies Upon Default...................................... 44
       9.2    Waivers by Borrower and Others............................. 44
       9.3    Delegation of Duties and Rights............................ 45
       9.4    Lenders Not in Control..................................... 45
       9.5    Cumulative Remedies........................................ 45
       9.6    Expenditures by Lenders.................................... 45
       9.7    Performance by Administrative Agent........................ 45

ARTICLE X     THE ADMINISTRATIVE AGENT
       10.1   Appointment and Authorization.............................. 45
       10.2   Note Holders............................................... 46
       10.3   Consultation with Counsel.................................. 46
       10.4   Documents.................................................. 46
       10.5   Resignation or Removal of Administrative Agent............. 46
       10.6   Responsibility of Administrative Agent..................... 46
       10.7   Notices of Default......................................... 47
       10.8   Independent Investigation.................................. 47
       10.9   Indemnification of Administrative Agent.................... 48
       10.10  Arrangers and Managers..................................... 48
       10.11  Benefit of Article X....................................... 48

                                                                        PAGE
                                                                        ----


ARTICLE XI    MISCELLANEOUS
       11.1   Number and Gender of Words................................  48
       11.2   Headings..................................................  48
       11.3   Exhibits..................................................  49
       11.4   Communications............................................  49
       11.5   Exceptions to Covenants...................................  50
       11.6   Survival..................................................  50
       11.7   Governing Law.............................................  50
       11.8   Maximum Interest Rate.....................................  51
       11.9   Entirety and Amendments...................................  51
       11.10  Waivers...................................................  52
       11.11  Multiple Counterparts.....................................  52
       11.12  Parties Bound; Participations and Assignments.............  52
       11.13  Consent to Jurisdiction; Waiver of Jury Trial.............  55
       11.14  Payment of Expenses.......................................  56
       11.15  Invalid Provisions........................................  56
       11.16  Borrowers' Right of Offset................................  56
       11.17  Indemnification of Lenders................................  57
       11.18  Designation of EDS Affiliates as Borrowers................  57
       11.19  Judgment Currency.........................................  58
       11.20  Lenders' Right of Set-off; Payments Set Aside;
                Sharing of Payments.....................................  58

                                 EXHIBITS AND SCHEDULES

Exhibit A      Form of EDS Committed Loan Note
Exhibit B      Form of Committed Loan Note for Borrowers other than EDS
Exhibit C      Form of Bid Rate Note
Exhibit D      Form of Unconditional Guaranty Agreement
Exhibit E      Form of Notice of Advance
Exhibit F      Form of Request for Bids
Exhibit G      Form of Offer of Bid Rate Loans
Exhibit H      Form of Notice of Continuation/Conversion
Exhibit I      Form of Assignment and Acceptance
Exhibit J      Form of Opinion of Counsel
Exhibit K      Form of Bid Rate Loan Confirmation
Exhibit L      Form of Officers' Certificate

Schedule 1     Lender Information
Schedule 2     Designated EDS Affiliates
Schedule 6.1   Litigation

                   MULTI-CURRENCY REVOLVING CREDIT AGREEMENT
                   -----------------------------------------

          This Multi-Currency Revolving Credit Agreement (the "AGREEMENT") is entered into as of the 4th day of October, 1995, by and among Electronic Data Systems Corporation, a Texas corporation (hereinafter called "EDS"), the financial institutions listed on the signature pages of this Agreement under the heading "LENDERS", and which hereafter become parties hereto pursuant to Section
11.12 hereof, including BANCO SANTANDER - NEW YORK BRANCH, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, CHEMICAL BANK, CITIBANK, N.A., CREDIT LYONNAIS CAYMAN ISLAND BRANCH, MORGAN GUARANTY TRUST COMPANY OF NEW YORK and NATIONSBANK OF TEXAS, N.A., as Arrangers and CITIBANK, N.A., as Administrative Agent for such lenders to the extent and in the manner provided in Article X below ("ADMINISTRATIVE AGENT").

                             W I T N E S S E T H:

          WHEREAS, EDS has requested that Lenders (as hereinafter defined) provide EDS and certain EDS Affiliates (as hereinafter defined) with a multi-currency revolving credit facility and Lenders are willing to provide such a facility to EDS and such EDS Affiliates upon the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the parties hereto hereby agree as follows:


                                   ARTICLE I
                                   ---------

                              DEFINITION OF TERMS
                              -------------------

     1.1. Definitions. As used herein, the following terms have the meanings assigned to them in this Article I or in the section or recital referred to below:

     ACCOUNTS shall have the meaning assigned to such term in Section 11.16.

     ADJUSTED CD RATE means, for any day, a rate per annum determined pursuant to the following formula:

     ACDR (%      [CDBR     ]*  +  AR
                  -----------
     per annum) = [1.00 -DRP]

     where CDBR equals the CD Base Rate in effect on such day (expressed as a decimal), DRP equals the Domestic Reserve Percentage in effect on such day and AR equals the Assessment Rate in effect on such day (expressed as a decimal).

          * The amount in brackets being rounded upward, if necessary, to the next higher 1/10,000th of 1%.

          ADMINISTRATIVE AGENT shall have the meaning assigned to such term in the preamble hereof.

          ADVANCE means an amount loaned to one or more Borrowers by any Lender pursuant to this Agreement.

          AFFILIATE of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          AGGREGATE COMMITTED SUM means, as of any date, the aggregate of the Committed Sums of all Lenders in effect on such date.

          AGREEMENT means this Multi-Currency Revolving Credit Agreement, including the Schedules and Exhibits hereto, as the same may be renewed, extended, amended, supplemented, or modified from time to time.

          ALTERNATIVE CURRENCY means any Primary Currency other than Dollars.

          APPLICABLE LENDING OFFICE means, with respect to each Lender, such Lender's Eurocurrency Lending Office for Eurocurrency Loans, such Lender's Domestic Lending Office for all Loans other than Eurocurrency Loans and the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to Bid Rate Loans.

          APPLICABLE MARGIN, with respect to the calculation of the CD Rate, the Eurocurrency Rate or the Eurodollar Rate, means the applicable percentage amount set forth in the table below:

          Committed Loans:

               Eurodollar Loans and
                Eurocurrency Loans:      0.145%
               CD Loans:                 0.270%

          ASSESSMENT RATE means, for any day, the lowest net annual assessment rate (rounded upward, if necessary, to the next higher 1/10,000th of 1%) determined by the Administrative Agent to be generally applicable to member banks of the Federal Reserve System in New York City with deposits exceeding Two Hundred Fifty Million Dollars ($250,000,000), and which meet the highest minimum capitalization ratios and supervisory subgroup designations specified by applicable Tribunals for qualification for the lowest assessment rate as of the date of such determination.

          ASSIGNEE shall have the meaning assigned to such term in Section 11.12(c).

          AVAILABILITY DATE means the later of (a) the date when sufficient Lenders have executed this Agreement so that the Aggregate Committed Sum is equal to or greater than $1,250,000,000 or (b) the date when all of the conditions precedent set forth in Section 5.1 have been satisfied in full or waived.

          BASE RATE, with respect to any day, means the greater of (a) the average of the rates of interest publicly announced by each Domestic Reference Bank as its Dollar prime rate, base lending rate or reference rate as in effect for that day or (b) the Federal Funds Rate plus 0.50% per annum, all as determined by Administrative Agent and notified to EDS. Each change in the prime rate or base lending rate so announced by such Domestic Reference Bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement. Such rate is a reference rate only and is not intended to be the lowest rate of interest charged by Lenders in connection with extensions of credit to debtors.

          BASE RATE LOAN means any Loan or Bid Rate Loan hereunder bearing interest at a rate that is calculated by reference to the Base Rate.

          BELGIAN FRANCS and the abbreviation BFR mean lawful money of the Kingdom of Belgium.

          BID DATE shall have the meaning assigned to such term in Section
2.3(b).

          BID RATE means, with respect to each Lender, the rate of interest bid by such Lender with respect to a Bid Rate Loan in response to a Request for Bids.

          BID RATE LOAN and BID RATE LOANS shall have the meaning assigned to such terms in Section 2.3.

          BID RATE LOAN BORROWING DATE means the proposed date of availability of a Bid Rate Loan requested by a Borrower in its Request for Bids at the office where the Lenders are to deliver such funds to Administrative Agent.

          BID RATE LOAN CONFIRMATION shall have the meaning assigned to such term in Section 2.3(d).

          BID RATE NOTES shall have the meaning assigned to such term in Section
3.1 and BID RATE NOTE shall mean any of the Bid Rate Notes.

          BORROWER means EDS and any Designated EDS Affiliate if, at the time in question, such Designated EDS Affiliate has an outstanding request for a Loan or a Bid Rate Loan or is obligated for payment of one or more Loans or Bid Rate Loans outstanding hereunder, and BORROWERS means all of the Persons that meet the foregoing criteria, in each case as designated in the applicable Notice(s) of Advance, Request(s) for Bids or Notice(s) of Continuation/Conversion.

          BORROWING DATE means the date requested by a Borrower on which a Loan is to be advanced.

          BUSINESS DAY means any day, other than a Saturday or Sunday, on which commercial banks generally are open for business in Dallas, Texas and New York, New York, and in each other location of a Lender's Applicable Lending Office.

          CANADIAN DOLLARS and the abbreviation and symbol CAN $ mean lawful money of the Dominion of Canada.

          CD BASE RATE means, with respect to any Interest Period, the rate of interest determined by Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the next higher 1/10,000th of 1%) of the prevailing rates per annum bid at 9:00 a.m. (New York time) (or as soon thereafter as practicable) on the first day of such Interest Period by two (2) or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each Domestic Reference Bank of its certificates of deposit in an amount comparable to the unpaid principal amount of the CD Loan of Lenders to which such Interest Period applies and having a maturity equal to such Interest Period.

          CD LOAN means any Loan hereunder bearing interest at a rate that is calculated by reference to the CD Base Rate.

          CD RATE means the Adjusted CD Rate plus the Applicable Margin.

          CHANGE OF CONTROL means the acquisition by any Person or any combination of a Person and its Affiliates, of an aggregate of more than fifty percent (50%) of the total issued and outstanding shares of the voting stock of EDS.

          CODE means the Internal Revenue Code of 1986, as amended, and all regulations promulgated and rulings issued thereunder.

          COMMITMENT means the obligation of each Lender to make Advances to Borrowers under this Agreement.

          COMMITMENT TERMINATION DATE means 12:00 noon (New York, New York time) on the date which is five (5) years after the Availability Date, or such later date as may be accepted by Lenders pursuant to Section 2.4, provided, however, as to any Lender which does not agree to a requested extension of the Commitment Termination Date, the Commitment Termination Date for such Lender shall continue to be the date so scheduled prior to EDS's request that such Lender extend the Commitment Termination Date.

          COMMITTED LOAN means any Advance by any Lender to any Borrower pursuant to such Lender's Commitment and COMMITTED LOANS shall mean all of such Loans.

          COMMITTED LOAN NOTES shall have the meaning assigned to such term in
Section 3.1, and COMMITTED LOAN NOTE shall mean any of the Committed Loan Notes.

          COMMITTED SUM means, for each Lender, the maximum aggregate principal sum which such Lender has committed to lend to Borrowers as set forth in
Schedule 1 opposite to such Lender's name and the caption "Committed Sum", subject, however, to any increases or reductions in such Lender's Committed Sum during the term of the Facility.

          COMPENSATION RATE means (a) for any sum payable in Dollars, for any day, the Federal Funds Rate for such day, (b) for any sum payable in any Alternative Currency, for any day, the Indicated Rate with respect to such Alternative Currency for such day, and (c) for any Secondary Currency, for any day, the relevant Lender's cost of funds with respect to such Secondary Currency for such day.

          DEBT of any Person means all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any lien or encumbrance existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, obligations under acceptance facilities and reimbursement obligations and all guaranties, endorsements, and other contingent obligations with respect to Debt of others, including, but not limited to, any obligations to acquire any such Debt, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Debt, or to otherwise assure the owner of any of such Debt against loss with respect thereto.

          DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable domestic or foreign liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance Laws, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

          DEFAULT shall have the meaning assigned to such term in Article VIII.

          DESIGNATED EDS AFFILIATE means any EDS Affiliate if, at the time in question, such EDS Affiliate is named on Schedule 2 hereto, as such Schedule is supplemented or amended pursuant to Section 11.18.

          DEUTSCHE MARK and the abbreviation DM mean lawful money of the Federal Republic of Germany.

          DOLLAR EQUIVALENT VALUE means, at any time, with respect to an amount of any Primary Currency (other than Dollars) or any Secondary Currency, an amount of Dollars into which Administrative Agent determines that it could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Primary Currency or Secondary

Currency at its spot rate of exchange in effect at or about 11:00 a.m., London, England time, on the day on which such calculation is made.

          DOLLARS and the symbol $ mean lawful money of the United States of America.

          DOMESTIC LENDING OFFICE means, as to each Lender, its office or branch identified in Schedule 1 as its Domestic Lending Office or such other office or branch of such Lender in the United States as such Lender may from time to time specify to EDS and the Administrative Agent.

          DOMESTIC REFERENCE BANKS means Citibank, N.A., Bank of America National Trust and Savings Association, and NationsBank of Texas, N.A., and DOMESTIC REFERENCE BANK means each of them; provided that if any Domestic Reference Bank regularly fails to provide quotations to the Administrative Agent or regularly provides quotations that in the judgment of EDS are not representative of the rates at which deposits are generally available to Lenders in the relevant currencies, EDS may request (by notice to the Administrative Agent, which shall promptly notify the other parties hereto) that such bank be replaced as a Domestic Reference Bank by another Lender. In the event that only two (2) Domestic Reference Banks shall so provide quotations to the Administrative Agent, the Administrative Agent shall make the calculations required hereunder using such quotations.

          DOMESTIC RESERVE PERCENTAGE means, for any day, that percentage (expressed as a decimal) which Administrative Agent determines is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation, any basic, supplemental, marginal and emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding Two Hundred Fifty Million Dollars ($250,000,000) in respect of new non-personal time deposits in Dollars in New York City having a maturity equal to the related Interest Period and in an amount of $100,000 or more.

          DUTCH GUILDERS and the abbreviation DFL mean lawful money of the Kingdom of The Netherlands.

          EDS shall have the meaning assigned to such term in the preamble hereof.

          EDS AFFILIATE means any Person which is, directly or indirectly, wholly or partially owned by EDS.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          EUROCURRENCY BUSINESS DAY means a Business Day other than a legal holiday on which banks are authorized or required to be closed in London, England, or (a) with respect only to any Yen-Denominated Loan, Hong Kong or Tokyo, Japan, or (b) with respect to any Eurocurrency

Loan other than a Yen-Denominated Loan, the city in which the principal interbank foreign exchange market is made for the currency in which such Eurocurrency Loan is denominated.

          EUROCURRENCY LENDING OFFICE means, as to each Lender, its office or branch in London or New York City identified in Schedule 1 as its Eurocurrency Lending Office or such other office or branch of such Lender as such Lender may hereafter designate by notice to EDS and the Administrative Agent, but no such designation shall be effective if EDS notifies such Lender and the Administrative Agent promptly thereafter that, in EDS's reasonable determination, such designation would have adverse consequences to EDS or any Borrower to a material extent.

          EUROCURRENCY LOAN means any Loan or Bid Rate Loan hereunder, made in a currency other than Dollars.

          EUROCURRENCY RATE means (a) for Primary Currencies other than Dollars, the LIBOR Rate related to such Primary Currency plus the Applicable Margin, and
(b) for Secondary Currencies, the Bid Rate.

          EUROCURRENCY REFERENCE BANKS means Citibank, N.A., Bank of America National Trust and Savings Association and Credit Lyonnais Cayman Island Branch, and EUROCURRENCY REFERENCE BANK means each of them; provided that if any Eurocurrency Reference Bank regularly fails to provide quotations to the Administrative Agent or regularly provides quotations that in the judgment of EDS are not representative of the rates at which deposits are generally available to Lenders in the relevant currencies, EDS may request (by notice to the Administrative Agent, which shall promptly notify the other parties hereto) that such Eurocurrency Reference Bank be replaced as a Eurocurrency Reference Bank by another Lender. In the event that only two (2) Eurocurrency Reference Banks shall so provide quotations to the Administrative Agent, the Administrative Agent shall make the calculations required hereunder using such quotations.

          EUROCURRENCY RESERVE PERCENTAGE means, for any day, that percentage (expressed as a decimal) which Administrative Agent determines is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), at which reserves (including without limitation any basic, supplemental, marginal and emergency reserves) are imposed by the Board of Governors of the Federal Reserve System in respect of "eurocurrency liabilities," as defined under Regulation D of the Board of Governors of the Federal Reserve System (or any applicable regulation which may be substituted for Regulation D).

          EURODOLLAR LOAN means any Loan or Bid Rate Loan hereunder bearing interest at a rate that is calculated by reference to the LIBOR Rate.

          EURODOLLAR RATE means the LIBOR Rate for Dollars plus the Applicable Margin.

          EXCLUDED TAX means any, and EXCLUDED TAXES means all, Taxes imposed on or measured by the net income of any Lender or the Administrative Agent, and franchise taxes imposed on any of them, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender,

Taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof.

          EXHIBIT means an exhibit attached hereto unless otherwise specified.

          EXTENSION RESPONSE DATE shall have the meaning assigned to such term in Section 2.4.

          FACILITY means the credit facility provided for in this Agreement.

          FEDERAL FUNDS RATE for any day means the rate set forth for such day (or, if such day is not a Business Day the next preceding Business Day) opposite the caption "Federal Funds (Effective)" in the weekly statistical release designated as "H.15(519)", or any successor publication, published by the Board of Governors of the Federal Reserve System or, if such rate is not so published for any day which is a Business Day, the average of quotations for such day on overnight Federal funds transactions received by Administrative Agent from three
(3) Federal funds brokers of recognized standing selected by it.

          FINANCIAL STATEMENTS means the consolidated balance sheet of EDS and its Subsidiaries and the consolidated statements of income, cash flows, and shareholders' equity of EDS and its Subsidiaries.

          FIXED RATE LOAN means a Bid Rate Loan bearing interest at a fixed percentage rate per annum specified by the Lender making such Bid Rate Loan in its offer of Bid Rate Loans.

          FRENCH FRANCS and the abbreviation FFR mean lawful money of the Republic of France.

          GAAP means all applicable generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable as of the date in question.

          GUARANTY means that certain Unconditional Guaranty Agreement substantially in the form of Exhibit D hereto, executed by EDS in favor of the Lenders, and delivered to the Administrative Agent, as the same may be amended or restated from time to time.

          HIGHEST LAWFUL RATE means the maximum nonusurious interest rate or amount of interest which, under applicable law, any Lender is allowed to contract for, charge, take, collect, reserve, or receive.

          HONG KONG BUSINESS DAY means any day, other than a Saturday or Sunday, on which commercial banks generally are open for business in Hong Kong.

          INDEMNIFIED LIABILITY AND INDEMNIFIED LIABILITIES shall have the meanings assigned to such terms in Section 11.17.

          INDICATED RATE means, with respect to any Interest Period, (a) in the case of Dollars, Yen, Swiss Francs and Deutsche Marks, the rate for deposits in the relevant currency for a period comparable to the relevant Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. London time two (2) London Business Days (which, in the case of Dollars, shall also be Business Days, and in the case of Yen, shall also be Hong Kong Business Days) preceding the first day of the relevant Interest Period or, if Telerate Page 3750 is unavailable at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and time, (b) in the case of Pounds Sterling, the rate for deposits in Pounds Sterling for a period comparable to the relevant Interest Period which appears on the Reuters Screen RPMA Page as of 11:00 a.m. London time two (2) London Business Days preceding the first day of the relevant Interest Period, (c) in the case of Belgian Francs, the rate for deposits in Belgian Francs for a period comparable to the relevant Interest Period which appears on the Reuters ISDB Page as of 11:00 a.m. London time two (2) London Business Days preceding the first day of the relevant Interest Period, (d) in the case of French Francs and Dutch Guilders, the rate for deposits in the relevant currency for a period comparable to the relevant Interest Period which appears on the Telerate Page 3740 as of 11:00 a.m. London time two (2) London Business Days preceding the first day of the relevant Interest Period or, if Telerate Page 3740 is unavailable at such time, the rate which appears on the Reuters ISDB Page as of such date and time, and (e) in the case of Canadian Dollars, Italian Lire and Spanish Pesetas, the rate for deposits in the relevant currency for a period comparable to the relevant Interest Period which appears on the Reuters Screen EFX= Page as of 11:00 a.m. London time two (2) London Business Days preceding the first day of the relevant Interest Period; provided, however, that if Administrative Agent determines that the relevant foregoing source is unavailable for any Interest Period, Indicated Rate means the rate of interest determined by Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/10,000th of 1%) of the rates per annum at which deposits in the relevant currency in immediately available funds are offered to each of the Eurocurrency Reference Banks two (2) London Business Days (which, in the case of Dollars, shall also be Business Days, and in the case of Yen, shall also be Hong Kong Business Days) preceding the first day of the relevant Interest Period by prime banks in the London interbank Eurocurrency market as of 11:00 a.m. London time for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the relevant Loan.

          INTEREST PAYMENT DATE means, as to any Base Rate Loan, each Quarterly Date to occur while such Base Rate Loan is outstanding, and the date such Base Rate Loan is paid in full.

          INTEREST PERIOD means (a) with respect to each Loan consisting of a Eurodollar Loan, a Eurocurrency Loan, or a Bid Rate Loan (other than a Bid Rate Loan which is a Fixed Rate Loan), the period commencing on the date of such Loan, or on the last day of the immediately preceding Interest Period in the case of a continuation or conversion, and ending on the numerically corresponding day in the first, second, third, or sixth month thereafter, as the applicable Borrower may elect in the applicable Notice of Advance, Notice of Acceptance or Notice of Continuation/Conversion, (b) with respect to each Loan consisting of a CD Loan, the period commencing on the date of such Loan, or on the last day of the immediately preceding Interest Period in the case of a continuation or conversion, and ending 30, 60, 90 or 180 days thereafter as the applicable Borrower may elect in the applicable Notice of Advance, Notice of Acceptance or

Notice of Continuation/Conversion and (c) with respect to any Bid Rate Loan which is a Fixed Rate Loan, the period commencing on the date of such Fixed Rate Loan and ending such number of days thereafter (which shall not be less than fifteen (15) days or more than one hundred eighty-three (183) days after such date) as selected by the relevant Borrower in its Notice of Acceptance. Notwithstanding the above, (x) any Interest Period which would otherwise end on a day that is not a Business Day, or Eurocurrency Business Day, as appropriate, shall be extended to the next succeeding Business Day, or Eurocurrency Business Day, as appropriate, unless, in the case of Eurodollar Loans and Eurocurrency Loans, such next succeeding Eurocurrency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurocurrency Business Day, (y) in the case of Eurodollar Loans and Eurocurrency Loans, any Interest Period which begins on the last Eurocurrency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurocurrency Business Day of a calendar month and (z) no Interest Period may end later than the Commitment Termination Date.

          ITALIAN LIRE and the symbol LIT mean lawful money of the Republic of Italy.

          LAW means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any Tribunal and any treaties or international conventions.

          LENDER means a financial institution identified in Schedule 1 or added pursuant to Section 11.12 hereof, in each case, for the account of the applicable lending office, and LENDERS means all such financial institutions.

          LIBOR RATE means, with respect to any Interest Period, an interest rate per annum (rounded upward, if necessary, to the next higher 1/10,000th of 1%) determined by Administrative Agent two (2) London Business Days (which, in the case of Dollars, shall also be Business Days, and in the case of Yen, shall also be Hong Kong Business Days) prior to the first day of such Interest Period to be the quotient obtained by dividing (a) the Indicated Rate for such Interest Period for the currency in question by (b) a percentage equal to 100% minus the Eurocurrency Reserve Percentage, if applicable.

          LITIGATION means any proceeding, claim, lawsuit, or investigation conducted or threatened by or before any Tribunal.

          LOAN means any Advance by any Lender to any Borrower pursuant to such Lender's Commitment and LOANS shall mean all of such Loans.

          LOAN DOCUMENTS means (a) this Agreement, (b) the Notes, (c) the Guaranty, and (d) any and all other agreements ever delivered pursuant to this Agreement, as the same may be renewed, extended, restated, amended or supplemented from time to time.

          LONDON BUSINESS DAY means any day, other than a Saturday or Sunday, on which commercial banks generally are open for business in London, England.

          MAJORITY LENDERS shall mean, as of any date, Lenders representing at least 66-2/3% of (a) at any time Lenders are committed to lend hereunder, the Aggregate Committed Sum, or (b) at any time after the Commitments shall have expired or terminated, (i) at any time that Loans are outstanding, the aggregate unpaid principal amount of the Loans, and (ii) at any time that no Loans are outstanding, the aggregate unpaid principal amount of the Bid Rate Loans.

          MATERIAL ADVERSE EFFECT means any set of circumstances or events which would reasonably be expected to (a) have any material adverse effect upon the validity or enforceability of this Agreement, any Note or the Guaranty, (b) be material and adverse to the financial condition of EDS and its Subsidiaries taken as a whole, (c) materially impair the ability of EDS and its Subsidiaries, taken as a whole, to fulfill their obligations under the terms and conditions of the Loan Documents, or (d) cause a Default or a Potential Default.

          MULTIEMPLOYER PLAN means a multiemployer plan as defined in sections 3(37) or 4001(a)(3) of ERISA or section 414 of the Code to which EDS or any of its Subsidiaries is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

          NET INCOME means, with respect to any Person for any period, the net income or loss of such Person for such period, determined in accordance with GAAP, except that extraordinary and non-recurring gains and losses as determined in accordance with GAAP shall be excluded.

          NET WORTH means the excess, if any, of (a) the total assets of EDS and its consolidated Subsidiaries over (b) without duplication, all items of indebtedness, obligation, or liability which would be classified as liabilities of EDS and its consolidated Subsidiaries, each to be determined in Dollars in accordance with GAAP.

          NOTES shall have the meaning assigned to such term in Section 3.1 and NOTE shall mean any of the Notes.

          NOTICE OF ACCEPTANCE means a notice by a Borrower to the Administrative Agent accepting an offer for a Bid Rate Loan.

          NOTICE OF ADVANCE means a notice submitted and executed by a Borrower (and, if such Borrower is not EDS, by such Borrower and EDS), which notice shall be irrevocable and binding, requesting a Committed Loan, which Notice of Advance shall be substantially in the form of Exhibit E.

          NOTICE OF CONTINUATION/CONVERSION shall have the meaning assigned to such term in Section 3.4 and shall be substantially in the form of Exhibit H.

          NOTICE OF REJECTION means a notice by a Borrower to the Administrative Agent rejecting an offer for a Bid Rate Loan.

          OBLIGATION means all present and future indebtedness, obligations and liabilities, and all renewals, extensions, and modifications thereof, now or hereafter owed to Lenders by each

Borrower arising from, by virtue of, or pursuant to any Loan Document, together with all interest lawfully accruing thereon and reasonable costs, reasonable expenses, and reasonable attorneys' fees incurred in the enforcement or collection thereof.

          ORIGINAL CURRENCY shall have the meaning assigned to such term in
Section 11.19.

          OTHER CURRENCY shall have the meaning assigned to such term in Section 11.19.

          OFFER OF BID RATE LOANS shall mean a duly completed Offer of Bid Rate Loans, substantially in the form of Exhibit G, delivered by a Lender to Administrative Agent in connection with a Bid Rate Loan.

          PARTICIPANT shall have the meaning assigned to such term in Section 11.12(b).

          PAYMENT OFFICE FOR ALTERNATIVE CURRENCIES means the office of Administrative Agent in London, England, at Citibank London, Citibank International PLC, 336 Strand, London, England WC2R 1LS, Attention: Cliff Posner, telecopy number: 011-44-81-852-7007, telephone number: 011-44-81-297-
4247, which office may be changed to another office in London by written notice to EDS and the Lenders.

          PAYMENT OFFICE FOR DOLLARS means the principal office of Administrative Agent in New York City, located on the date hereof at 399 Park Avenue, New York, New York 10043, which office may be changed to another location in New York City by written notice to EDS and the Lenders.

          PAYMENT OFFICE FOR YEN means the office of Administrative Agent in Hong Kong at Citicorp International Limited, 47/F Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong, Attention: Charles K.M. Liu, telecopy number: 011-852-877-2591, telephone number: 011-852-868-6666, which office may be changed to another office in Hong Kong by written notice to EDS and the Lenders.

          PBGC means the Pension Benefit Guaranty Corporation, or any successor thereto.

          PENSION PLAN means an employee pension benefit plan as defined in section 3(2) of ERISA which is maintained or contributed to by EDS or any Subsidiary of EDS for employees of EDS or any Subsidiary of EDS, excluding any Multiemployer Plan.

          PERCENTAGE means, at any time, for each Lender, the percentage obtained by (x) dividing such Lender's Committed Sum by the Aggregate Committed Sum and (y) multiplying the product so obtained by 100.

          PERSON means any individual, entity, or Tribunal.

          POTENTIAL DEFAULT means the occurrence of any event specified in
Section 8.1 which, with notice or lapse of time or both, as provided in Section 8.1, could become a Default.

          POUNDS STERLING and the sign (Pounds) mean lawful money of the United Kingdom.

          PRIMARY CURRENCY means Dollars or one of the following freely transferable and convertible eurocurrencies: French Francs, Pounds Sterling, Swiss Francs, Yen, Deutsche Marks, Belgian Francs, Dutch Guilders, Canadian Dollars, Italian Lire and Spanish Pesetas.

          PROCESS AGENT means Prentice Hall Systems, Inc., 15 Columbus Circle, New York, New York 10023-7773.

          PRO RATA means, at any time, for each Lender, the ratio of the unpaid principal balance of the Loans made by such Lender to the unpaid principal balance of all Loans.

          PURCHASING LENDER shall have the meaning assigned to such term in
Section 2.4.

          QUARTERLY DATE means the last Business Day of each December, March, June and September during the term of this Agreement.

          REFERENCE BANKS means the Domestic Reference Banks and the Eurocurrency Reference Banks and REFERENCE BANK means any of them.

          REGISTER shall have the meaning assigned to such term in Section 11.12(d).

          REPORTABLE EVENT shall have the meaning assigned thereto under Section 4043 of ERISA.

          REQUEST FOR BIDS means a duly completed Request for Bids, substantially in the form of Exhibit F, delivered by a Borrower to Administrative Agent in connection with a Bid Rate Loan.

          REQUIRED CURRENCY shall have the meaning assigned to such term in
Section 3.16.

          RIGHTS means rights, remedies, powers, privileges, and benefits.

          SCHEDULE means a schedule attached hereto unless specified otherwise.

          SECONDARY CURRENCY means any currency other than a Primary Currency.

          SECTION means a section or subsection of this Agreement unless specified otherwise.

          SPANISH PESETAS and the abbreviation PTAS. mean lawful money of the Kingdom of Spain.

          SUBSIDIARY of a Person means any Person (and SUBSIDIARIES means all of such Persons), whether or not existing on the date of this Agreement, of which an aggregate of 50% or more (in number of votes) of the securities having ordinary voting power for the election of directors (or individuals performing similar functions) or comparable ownership interest is owned of record or beneficially, directly or indirectly, by such Person, by one or more of the other Subsidiaries of such Person, or by a combination thereof.

          SWISS FRANC and the abbreviation SFR mean lawful money of Switzerland.

          TAXES means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

          TERMINATING LENDER shall have the meaning assigned to such term in
Section 2.4.

          TRIBUNAL means any (a) local, state, or federal judicial, executive, or legislative authority, including, without limitation, any governmental agency or regulatory authority, whether of the United States or any other country, or
(b) private arbitration board or panel.

          YEN and the symbol (Yen) mean lawful money of Japan.

          YEN-DENOMINATED LOAN means a Loan or Bid Rate Loan hereunder, made in Yen.

          1.2. Other Definitional Provisions.

          (a) Other Agreements. All terms defined in this Agreement shall have the above-defined meanings when used in the Notes or any Loan Documents, and any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall otherwise require.

          (b) To/From. Relative to the determination of any period of time, "from" means "from and including" and "to" or "until" means "to but excluding".

          (c) References to Loan Documents. The words "hereof," "herein," "hereunder" and similar terms when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (d) Accounting Terms. As used herein and in any certificate or other document made or delivered pursuant thereto, accounting terms relating to Borrowers but not defined in Article I and accounting terms partly defined in Article I shall have the respective meanings given to them under GAAP.

          (e) Include/Including. The term "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term.

                                  ARTICLE II
                                  ----------

                                   FACILITY
                                   --------

    2.1. Committed Loans. Subject to and in reliance upon the terms, conditions, representations, and warranties contained in this Agreement, each Lender, severally, and not jointly, agrees to make Advances in Primary Currencies to EDS and any of the Designated EDS Affiliates, provided that no Lender shall be obligated to make an Advance which, when added to the aggregate principal amount of the outstanding Committed Loans (in the case of Committed Loans denominated in Alternative Currencies, calculated, as of the date of such Advance, by reference to the Dollar Equivalent Value of such Committed Loans) from such Lender outstanding would exceed such Lender's Committed Sum; provided further that, no Lender shall be obligated to make an Advance which, when added to the aggregate outstanding principal amount of all Committed Loans and Bid Rate Loans (calculated, as of the date of such Advance, by reference to the Dollar Equivalent Value of Committed Loans and Bid Rate Loans denominated in currencies other than Dollars) from all Lenders would exceed the Aggregate Committed Sum. Notwithstanding anything to the contrary set forth herein, any Lender may make and have outstanding one or more Bid Rate Loans which, when aggregated with the outstanding principal amount of all Committed Loans from such Lender, would exceed such Lender's Committed Sum. Administrative Agent shall maintain a record of each Lender's Committed Sum, Percentage, Committed Loans, and Bid Rate Loans. Each Lender's Commitment shall continue in full force and effect until and expire on, the applicable Commitment Termination Date, and no Lender shall have any obligation to make any Committed Loan thereafter; provided that, each Borrower's Obligation and Lender's Rights under the Loan Documents shall continue in full force and effect until such Borrower's Obligation is paid and performed in full. From and after the Availability Date, through and including the final Commitment Termination Date, EDS and each Designated EDS Affiliate may borrow, repay, and reborrow Committed Loans and Bid Rate Loans hereunder, subject as respects Bid Rate Loans to Section 2.3.


    2.2.  Committed Loan Borrowing Procedure; Disbursement.

          (a) Notice of Borrowing of Committed Loans. Each Committed Loan shall be made following a Borrower's Notice of Advance to Administrative Agent requesting a Committed Loan on a certain Borrowing Date. Each Notice of Advance shall be given to Administrative Agent in writing or by telegraph, telex or telecopy, or by telephonic notice (followed by a written confirmation) (i) not later than 11:00 a.m., New York, New York time on the proposed Borrowing Date of each Committed Loan which is a Base Rate Loan, which proposed Borrowing Date shall be a Business Day, (ii) not later than 11:00 a.m., New York, New York time on the Business Day that is two (2) Business Days before the proposed Borrowing Date of each Committed Loan which is a CD Loan, which proposed Borrowing Date shall be a Business Day,
    (iii) not later than 11:00 a.m., New York, New York time on the Eurocurrency Business Day that is three (3) Eurocurrency Business Days before the proposed Borrowing Date of each Committed Loan which is a Eurodollar Loan, which proposed Borrowing Date shall be a Eurocurrency Business Day,

    (iv) not later than 10:00 a.m., New York, New York time on the Eurocurrency Business Day that is three (3) Eurocurrency Business Days before the proposed Borrowing Date of each Committed Loan which is to be a Eurocurrency Loan other than a Yen-Denominated Loan, which proposed Borrowing Date shall be a Eurocurrency Business Day and (v) not later than 4:00 p.m. New York, New York time on the Eurocurrency Business Day that is four (4) Eurocurrency Business Days before the proposed Borrowing Date of each Committed Loan which is a Yen-Denominated Loan, which proposed Borrowing Date shall be a Eurocurrency Business Day. Each Committed Loan, except Committed Loans for the remaining unborrowed Aggregate Committed Sum, shall be in an amount of not less than $15,000,000 or, if greater, an integral multiple of $1,000,000 (or, if advanced in an Alternative Currency, in an amount of such currency having a Dollar Equivalent Value, on the Borrowing Date, substantially equal to $15,000,000 or a greater integral multiple of $1,000,000).

          (b) Funding of Committed Loans. After receiving a Notice of Advance in the manner provided herein, Administrative Agent shall promptly notify each Lender by telephone (confirmed immediately by telex, cable or telecopy), telecopy, telex or cable of the terms of the Notice of Advance and such Lender's Percentage of the requested Committed Loan. Each Lender shall, (i) before 1:00 p.m., New York, New York time on the Borrowing Date specified in the Notice of Advance, deposit with Administrative Agent at its Payment Office for Dollars, and, in same day funds, for any Committed Loan denominated in Dollars, such Lender's Percentage of such Committed Loan,
    (ii) before 12:00 noon, London, England time on the Borrowing Date specified in the Notice of Advance, deposit with Administrative Agent at its Payment Office for Alternative Currencies, and in same day funds, for any Committed Loan denominated in any Alternative Currency other than Yen, such Lender's Percentage of such Committed Loan, and (iii) before 11:00 a.m., Hong Kong time on the Borrowing Date specified in the Notice of Advance, deposit with Administrative Agent at its Payment Office for Yen, and in same day funds, for any Committed Loan denominated in Yen, such Lender's Percentage of such Committed Loan. Upon fulfillment of all applicable conditions set forth herein, including receipt by Administrative Agent of a duly executed Committed Loan Note for each Lender from the relevant Borrower (provided, however, that EDS shall be required only to provide to each Lender a Committed Loan Note in the form of Exhibit A to evidence all Committed Loans from such Lender to EDS) and after receipt by Administrative Agent of such funds, Administrative Agent shall pay or deliver all funds so received to the order of the relevant Borrower to the account specified in the Notice of Advance.

          (c) Failure to Fund Committed Loans. The failure of any Lender to make any Advance required to be made by it hereunder shall not relieve any other Lender of its obligation to make its Advance hereunder. If any Lender fails to provide its Percentage of any Committed Loan and if all conditions to such Committed Loan have apparently been satisfied, Administrative Agent will make available to the relevant Borrower the funds received by it from the other Lenders. Neither Administrative Agent nor any Lender shall be responsible for the performance by any other Lender of its obligations hereunder.

    Upon the failure of a Lender to make an Advance required to be made by it hereunder, Administrative Agent shall notify EDS, the relevant Borrower (if other than EDS) and all Lenders, and shall consult with all Lenders (other than the defaulting Lender) to determine whether one or more of such Lenders will make an additional Advance to cover the shortfall created by the defaulting Lender's failure to fund its Advance. If Lenders decline to cover such shortfall, Administrative Agent shall use good faith efforts to obtain one or more banks, acceptable to EDS, to replace the defaulting Lender, but neither Administrative Agent nor any other Lender shall have any liability or obligation whatsoever as a result of the failure to obtain a replacement for such Lender.

          (d) Funding by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the date of any Committed Loan that such Lender will not make available to Administrative Agent such Lender's Percentage of such Committed Loan, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the date of such Committed Loan in accordance with this Section 2.2. Administrative Agent may, in reliance upon such assumption, make available a corresponding amount to or on behalf of the relevant Borrower on such date. If and to the extent any Lender shall not have so made its Percentage of any Committed Loan available to Administrative Agent, the relevant Borrower shall repay to Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to or on behalf of such Borrower until the date such amount is repaid to Administrative Agent, at the rate per annum applicable to the Committed Loan in question. Each Lender shall record in its records, or at its option on the schedule attached to its applicable Committed Loan Note, the date, amount and currency of each Committed Loan made by such Lender thereunder, each repayment or prepayment thereof, and the dates on which each Interest Period for such Committed Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Committed Loan Note. The failure to so record or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of any Borrower hereunder or under any Committed Loan Note to repay the principal amount of each Committed Loan to such Lender together with all interest accruing thereon.

    2.3. Bid Rate Loans. From time to time, each Borrower may request that Lenders make one or more Advances available to such Borrower under the Facility for the same purposes expressed herein, at an interest rate, in a currency, and subject to other terms and conditions to be determined in accordance with this
Section 2.3 (each, a "BID RATE LOAN" and collectively, the "BID RATE LOANS") pursuant to the procedure described below. Bid Rate Loans may be requested in any Primary Currency or Secondary Currency.

          (a) Requests for Bids. Except as otherwise provided herein, each Borrower may from time to time request that Administrative Agent invite bids for Bid Rate Loans, which requests shall be made by delivering to Administrative Agent a completed Request for Bids (i) not later than 11:01 a.m., New York, New York time, on the Eurocurrency

    Business Day that is six (6) Eurocurrency Business Days before the proposed Bid Rate Loan Borrowing Date (i.e., approximately 12:01 a.m., Hong Kong time, on the Eurocurrency Business Day that is five (5) Eurocurrency Business Days before the proposed Bid Rate Loan Borrowing Date) for a Yen-Denominated Loan, (ii) not later than 10:00 a.m., New York, New York time, on the Eurocurrency Business Day that is five (5) Eurocurrency Business Days before the proposed Bid Rate Loan Borrowing Date for a Eurocurrency Loan other than a Yen-Denominated Loan, (iii) not later than 11:00 a.m., New York, New York time, on the Eurocurrency Business Day that is four (4) Eurocurrency Business Days before the proposed Bid Rate Loan Borrowing Date for a Eurodollar Loan, and (iv) not later than 11:00 a.m., New York, New York time, on the Business Day that is one (1) Business Day before the proposed Bid Rate Loan Borrowing Date for a Fixed Rate Loan. Each Request For Bids shall be irrevocable and shall specify (A) the proposed Bid Rate Loan Borrowing Date, which date shall be a Eurocurrency Business Day if the requested Bid Rate Loan is a Eurodollar Loan or a Eurocurrency Loan, or a Business Day in all other cases, (B) the amount which the Borrower proposes to borrow on such date and the currency of such proposed borrowing, which amount shall be not less than $5,000,000 (or, if such Bid Rate Loan is to be made in a currency other than Dollars, in an amount of such currency substantially equivalent, on the date of such Request for Bids, to $5,000,000), or, if greater, an integral multiple of $1,000,000, (C) whether the Lenders should offer to make Eurocurrency Loans, Eurodollar Loans, and/or Fixed Rate Loans, (D) if the proposed Bid Rate Loan is to be a Eurodollar Loan or a Eurocurrency Loan, the Interest Period(s) applicable to such proposed borrowing, (E) the term of the proposed Bid Rate Loan, (F) the account into which the Advance of the Bid Rate Loan is to be made and (G) such other information as is provided for in Exhibit F. Administrative Agent, promptly after receipt by it of a Request For Bids, shall notify each Lender by telecopy of its receipt of a Request For Bids and the contents thereof and shall invite bids from each Lender.

          (b) Offers by Lenders. Each Lender willing to make a Bid Rate Loan shall provide notice to Administrative Agent of such Lender's offer to provide a Bid Rate Loan (i) prior to 2:00 p.m. Hong Kong time, on the Eurocurrency Business Day at least four (4) Eurocurrency Business Days prior to the proposed Bid Rate Loan Borrowing Date, if the proposed Bid Rate Loan is a Yen-Denominated Loan, (ii) prior to 12:00 noon, London, England time, on the Eurocurrency Business Day at least three (3) Eurocurrency Business Days prior to the proposed Bid Rate Loan Borrowing Date, if the proposed Bid Rate Loan is a Eurocurrency Loan other than a Yen-Denominated Loan, (iii) prior to 10:00 a.m., New York, New York time, on the Eurocurrency Business Day at least three (3) Eurocurrency Business Days prior to the proposed Bid Rate Loan Borrowing Date, if the requested Bid Rate Loan is a Eurodollar Loan or (iv) prior to 10:00 a.m., New York, New York time, on the proposed Bid Rate Loan Borrowing Date if the requested Bid Rate Loan is a Fixed Rate Loan (the "Bid Date"), which notice shall be irrevocable and shall be made by delivering to Administrative Agent an Offer of Bid Rate Loans. Such Offer of Bid Rate Loans shall specify the minimum and maximum amount of the Bid Rate Loan such Lender would be willing to provide (which amount may exceed such Lender's Committed Sum), the Interest Period(s) relative thereto, if the offered Bid Rate Loan is to be a Eurodollar Loan or a Eurocurrency Loan, the Bid Rate for such Bid Rate Loan, any other information provided for in Exhibit G and all other terms and conditions required by such Lender. At or prior to (i) 3:00 p.m., Hong Kong time, on the Eurocurrency Business Day that is four (4) Eurocurrency Business Days before the proposed Bid Rate Loan Borrowing Date, in the case of Yen-Denominated Loans, (ii) 1:00 p.m., London, England time, on the Eurocurrency Business Day that is three (3) Eurocurrency Business Days before the proposed Bid Rate Loan Borrowing Date, in the case of Eurocurrency Loans, other than Yen-Denominated Loans, (iii) 10:30 a.m., New York, New York time, on the Eurocurrency Business Day that is three (3) Eurocurrency Business Days before the proposed Bid Rate Loan Borrowing Date, in the case of Eurodollar Loans, and (iv) 10:30 a.m., New York, New York time, on the proposed Bid Rate Loan Borrowing Date, in the case of Fixed Rate Loans, Administrative Agent shall provide notice to the Borrower having submitted the relevant Request For Bids of all of the information provided to Administrative Agent by Lenders in response to such Request For Bids; provided, however, if Administrative Agent, in its capacity as a Lender, shall elect to make any such offer, it shall notify the relevant Borrower of such offer not less than one (1) hour before the time required for receipt by Administrative Agent of each offer of Bid Rate Loans, on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders.

          (c) Acceptance of Bids. The Borrower having issued the relevant Request For Bids shall, not later than (i) 4:00 p.m., New York, New York time, on the Eurocurrency Business Day that is four (4) Eurocurrency Business Days before the proposed Bid Rate Loan Borrowing Date (i.e., approximately 5:00 a.m., Hong Kong time, on the Eurocurrency Business Day that is three (3) Eurocurrency Business Days before the proposed Bid Rate Loan Borrowing Date), in the case of Yen-Denominated Loans, (ii) 3:00 p.m., London, England time, on the Eurocurrency Business Day that is three (3) Eurocurrency Business Days before the proposed Bid Rate Loan Borrowing Date, in the case of Eurocurrency Loans other than Yen-Denominated Loans, (iii) 11:00 a.m., New York, New York time, on the Eurocurrency Business Day that is three (3) Eurocurrency Business Days before the proposed Bid Rate Loan Borrowing Date, in the case of Eurodollar Loans, and (iv) 11:00 a.m. New York, New York time, on the proposed Bid Rate Loan Borrowing Date, in the case of Fixed Rate Loans, and in its sole discretion, either (A) reject any or all of the offered Bid Rate Loans by delivering a Notice of Rejection to Administrative Agent, or (B) accept any or all of the offered Bid Rate Loans by delivering a Notice of Acceptance to Administrative Agent; provided, however, that (1) the aggregate principal amount of each Bid Rate Loan may not exceed the applicable amount set forth in the related Request for Bids and (2) in the event that two (2) or more offers of Bid Rate Loans have identical terms other than interest rate, acceptance of offers shall be made on the basis of ascending interest rates. Promptly following the acceptance of one or more Bid Rate Loans by a Borrower, Administrative Agent shall notify each Lender of the ranges of offers submitted and the highest and lowest offers accepted for each Interest Period requested by such Borrower, the aggregate amount of the Bid Rate Loans borrowed pursuant to the related Request for Bids and the consequent reduction in the availability of the Aggregate Committed Sum. Any Notice of Acceptance shall specify each Lender whose Bid Rate Loan is accepted, the amount of the Bid Rate Loans so accepted, which shall not be more than the maximum amount offered by such Lender nor less than the minimum amount offered by such Lender, and all other terms and conditions with respect to which such Lender offered varying options in its notice to Borrower. All notices by Borrower to Administrative Agent shall be promptly communicated by Administrative Agent to the relevant Lenders. If Borrower fails to issue to Administrative Agent either a Notice of Rejection or a Notice of Acceptance at or prior to the time prescribed in the first sentence of this Section 2.3(c) indicating its acceptance or rejection of a Lender's offered Bid Rate Loan, Borrower shall be deemed to have rejected such offered Bid Rate Loan and Administrative Agent shall so notify such Lender.

          (d) Funding of Bid Rate Loans. After receiving a Notice of Acceptance from Borrower that it wishes to accept an offered Bid Rate Loan, Administrative Agent shall promptly notify the relevant Lender by telephone (confirmed immediately by telex, cable or telecopy), telecopy, telex or cable of the terms of the requested Bid Rate Loan, such written confirmation to be in the form of Exhibit K hereto (each, a "Bid Rate Loan Confirmation"). Each such Lender whose offered Bid Rate Loan was accepted shall, before (i) 12:00 noon, Hong Kong time, in the case of a Bid Rate Loan which is to be a Yen-Denominated Loan, (ii) 12:00 noon, London, England time, in the case of a Bid Rate Loan which is to be a Eurocurrency Loan other than a Yen-Denominated Loan, and, (iii) in all other cases, 12:00 noon, New York, New York time, on the Bid Rate Loan Borrowing Date, deposit with Administrative Agent (A) at its Payment Office for Dollars, and in immediately available funds, for any Bid Rate Loan denominated in Dollars,
    (B) at its Payment Office for Alternative Currencies, and in same day funds, for any Bid Rate Loan denominated in any currency other than Yen, and (C) at its Payment Office for Yen, and in same day funds, for any Bid Rate Loan which is a Yen-Denominated Loan, the amount of such Bid Rate Loan. Upon fulfillment of all applicable conditions set forth herein, including receipt by Administrative Agent of a duly executed Bid Rate Note for each Lender obligated to fund a Bid Rate Loan from the relevant Borrower and after receipt by Administrative Agent of such funds, Administrative Agent shall make such funds available to the relevant Borrower at the account specified in the Request for Bids and thereafter deliver a Bid Rate Note to each Lender funding a Bid Rate Loan.

          (e)  Waivers Permitted.  Notwithstanding anything set forth in this
    Section 2.3, the required notices and time periods set forth in this Section
    2.3 as to Bid Rate Loans may be waived by agreement of any Borrower and any affected Lender.

          (f) Reliance. The Administrative Agent may rely and act upon notice given by telephone by individuals reasonably believed by the Administrative Agent to be those individuals designated to the Administrative Agent by the Borrower in writing from time to time to possess authority to give such notice, without waiting for receipt of written confirmation thereof, and EDS and each other Borrower hereby indemnifies and holds harmless the Administrative Agent from and against any and all losses, costs, expenses, damages, claims, actions and other proceedings relating to such reliance, except for losses, costs, expenses, damages, claims, actions and proceedings resulting from acts or omissions constituting negligence, gross negligence or willful misconduct on the part of the Administrative Agent. If a written confirmation differs in any respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

    2.4. Optional Extension of the Commitment Termination Date. At any time after the date which is sixty-one (61) days prior to each anniversary of the date of this Agreement, EDS may request that the Commitment Termination Date be extended for one (1) calendar year and Lenders may, at their option, accept or reject such request. To request an extension, EDS shall notify Administrative Agent of EDS's request to extend the Commitment Termination Date, and Administrative Agent shall promptly notify the Lenders of each such request. Each Lender shall notify Administrative Agent in writing within thirty (30) days after such request (the "EXTENSION RESPONSE DATE") whether it consents to such extension. If any Lender shall fail to give such notice to Administrative Agent by the Extension Response Date, such Lender shall be deemed to have rejected the requested extension. If all Lenders consent to the requested extension by the Extension Response Date, the Commitment Termination Date shall be automatically extended for one (1) year. If fewer than all Lenders so consent (each Lender not consenting being referred to as a "TERMINATING LENDER"), EDS shall within five
(5) days after the Extension Response Date notify Administrative Agent (which shall promptly notify each Lender) whether EDS elects to withdraw its request for an extension of the Commitment Termination Date or to extend the Commitment Termination Date for all Lenders that have consented to such extension. If EDS elects to extend the Commitment Termination Date as to fewer than all Lenders, Administrative Agent shall promptly notify the non-Terminating Lenders of EDS' decision, and each Lender which is not a Terminating Lender shall have the right, but not the obligation, to elect to increase its respective Committed Sum by an amount not to exceed the aggregate amount of the Committed Sums of the Terminating Lenders, which election shall be made by notice from each such non-Terminating Lender to the Administrative Agent and EDS given not later than five
(5) Business Days after the date notified by Administrative Agent, and specifying the amount of such proposed increase in such non-Terminating Lender's Committed Sum. If the aggregate amount of the proposed increases in the Committed Sums of all such non-Terminating Lenders making such an election is in excess of the aggregate Committed Sums of the Terminating Lenders, (a) the Committed Sums of the Terminating Lenders shall be allocated pro rata among such non-Terminating lenders based on the respective amounts of the proposed increases to Committed Sums elected by each of such non-Terminating Lenders, and
(b) the respective Committed Sums of such non-Terminating Lenders shall be increased by the respective amounts allocated pursuant to clause (a) above so that, after giving effect to such termination and increases, the amount of the Aggregate Committed Sum will be the same as prior to such termination.

    If the aggregate amount of the proposed increases to Committed Sums of all non-Terminating Lenders making such an election equals the aggregate Committed Sums of the Terminating Lenders, the respective Committed Sums of such non-Terminating Lenders shall be increased by the respective amounts of their proposed increases, so that after giving effect to such termination and increases, the amount of the Aggregate Committed Sum will be the same as prior to such termination. If the aggregate amount of the proposed increases to the Committed Sums of all non-Terminating Lenders making such an election is less than the aggregate Committed

Sums of the Terminating Lenders, (i) the respective Committed Sums of such non-Terminating Lenders shall be increased by the respective amounts of their proposed increases and (ii) EDS shall have the right to add one or more banks or other financial institutions (which are not Terminating Lenders) as purchasing lenders under this Agreement (in such capacity, each a "PURCHASING LENDER") to replace such Terminating Lenders, which Purchasing Lenders shall have aggregate Committed Sums not greater than those of the Terminating Lenders less the amounts thereof, if any, assumed by the non-Terminating Lenders pursuant to the above-described increases. The transfer of Committed Sums or outstanding Loans from Terminating Lenders to Purchasing Lenders or non-Terminating Lenders shall take place on the effective date of, and pursuant to the execution, delivery, acceptance and recording of, an Assignment and Acceptance in accordance with the procedures set forth in Section 11.12. To the extent that replacements are not obtained by EDS for any Terminating Lender, on the Commitment Termination Date applicable to such Terminating Lender, the Aggregate Committed Sum shall be reduced by the amount of the Committed Sum of such Terminating Lender and, concurrently with such reduction in the Aggregate Committed Sum, EDS shall pay, and cause any other relevant Borrower to pay, the principal amount of such Terminating Lender's Loans, all accrued and unpaid interest thereon, such Terminating Lender's ratable share of all accrued and unpaid facility fees relative to the Facility and any remaining Obligation owed to such Terminating Lender in relation to the Facility, in each case to the extent not assigned and purchased pursuant hereto, and the Commitment of such Terminating Lender shall thereupon terminate.

    Each Terminating Lender's Commitment shall expire no later than its Commitment Termination Date and each such Terminating Lender shall have no further rights or obligations under the Facility or Commitment hereunder following the effective date of the later to occur of (1) the transfer of all outstanding Loans from such Terminating Lender to Purchasing Lenders or non-Terminating Lenders, or (2) the payment in full of the Obligation owed to such Terminating Lender hereunder, other than any rights or obligations as to the Facility accruing prior to such date under this Agreement as provided herein, but in no event shall any such Terminating Lender have any obligation to make Advances after its Commitment Termination Date.

    2.5 Several Obligations. The failure of any Lender to perform its obligations under this Agreement shall not affect the obligations of any Borrower toward any other Lender or the obligations of any Lender toward any Borrower, nor shall any other Lender be liable for the failure of such Lender to perform its obligations under this Agreement.

    2.6 Determination of Availability. At or before thirty (30) minutes after the time for delivery of a Notice of Advance pursuant to Section 2.2(a) or a Request for Bids pursuant to Section 2.3(a), Administrative Agent will make a determination of the Dollar Equivalent Value of the outstanding Loans and Bid Rate Loans for purposes of calculating whether the making of the requested Loan or Bid Rate Loan would cause the aggregate outstanding amount of the Loans and the Bid Rate Loans, including the requested Loan or Bid Rate Loan, to exceed the Aggregate Committed Sum.

                                  ARTICLE III
                                  -----------

                               TERMS OF PAYMENT
                               ----------------

    3.1. Notes. Committed Loans and interest thereon shall be evidenced by promissory notes substantially in the form and upon the terms of Exhibit A in the case of EDS or Exhibit B in the case of any other Borrower, respectively, duly executed by the applicable Borrower (the "COMMITTED LOAN NOTES") and shall be due and payable in accordance with this Agreement and the terms of such Committed Loan Notes. Bid Rate Loans and interest thereon shall be evidenced by promissory notes substantially in the form and upon the terms of Exhibit C duly executed by the applicable Borrower (the "BID RATE NOTES") and shall be due and payable in accordance with this Agreement and the terms of such Bid Rate Notes. The Committed Loan Notes and the Bid Rate Notes are collectively called the "NOTES".

    3.2. Payments on Committed Loan Notes and Bid Rate Notes. The unpaid principal balance of each Committed Loan Note, and all accrued but unpaid interest thereon, shall be due and payable on the Commitment Termination Date, in the case of Committed Loans. The unpaid principal balance of each Bid Rate Note, and all accrued and unpaid interest thereon, shall be due and payable in accordance with the terms of such Bid Rate Note, provided, however, that interest on any Bid Rate Note that evidences a Fixed Rate Loan shall be payable at least every ninety (90) days during the term of such Fixed Rate Loan and, provided, further, that such Bid Rate Note shall mature not later than the Commitment Termination Date. Administrative Agent shall deliver to each Borrower and EDS notice of each payment of interest, principal, facility fee or other payment required to be made on each Loan and Bid Rate Loan not less than three
(3) Business Days or Eurocurrency Business Days, as applicable, prior to the due date thereof; provided, however, that failure to provide such notice will not affect any Borrower's Obligation hereunder. Each payment or prepayment on the Obligation and payments of fees must be paid at (i) Administrative Agent's Payment Office for Dollars, if the payment is due in Dollars, (ii) Administrative Agent's Payment Office for Alternative Currencies, if the payment is due in any currency other than Dollars or Yen, and (iii) at Administrative Agent's Payment Office for Yen, if the payment is due in Yen, in funds which are or will be available for immediate use by Administrative Agent at such address on or before (1) 1:00 p.m., New York, New York time, on the day due, in the case of Base Rate Loans, CD Loans and Eurodollar Loans, (2) 12:00 noon, London, England time, on the day due in the case of Eurocurrency Loans other than Yen-Denominated Loans, and (3) 12:00 noon, Tokyo, Japan time, on the day due in the case of Yen-Denominated Loans. Funds received after such time shall be deemed to have been received by Administrative Agent on the next following Business Day (in the case of Base Rate Loans and CD Loans) or Eurocurrency Business Day (in the case of Eurodollar Loans or Eurocurrency Loans). Amounts received by Administrative Agent for the account of another Person shall be promptly remitted in like funds to such other Person. If, in the case of Base Rate Loans and/or CD Loans, any action is required or any payment is to be made on a day which is not a Business Day, then such action or payment shall be delayed until the next succeeding Business Day. If, in the case of Eurodollar Loans or Eurocurrency Loans, any action is required on a day which is not a Eurocurrency Business Day, then such action or payment shall be delayed until the next Eurocurrency Business Day unless a payment by a Borrower of a Eurodollar Loan or a

Eurocurrency Loan is involved and the next Eurocurrency Business Day would fall in the succeeding calendar month, in which event such payment shall be made on the immediately preceding Eurocurrency Business Day. Any extension of time shall be included in the computation of payments of interest. Upon receipt of any payment of principal or interest from a Borrower hereunder (except payments and/or prepayments on Bid Rate Notes), Administrative Agent will promptly thereafter cause to be distributed (x) like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Sections 3.5, 3.8 (relative to Bid Rate Loans), 3.10, 3.11, 3.12 or 3.14) to the Lenders for the account of their respective Applicable Lending Offices and (y) like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any assignment of any Lender's Commitment pursuant to Section 11.12 and after notification thereof to Administrative Agent, Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Assignee.

    3.3. Interest. The Loans from day to day shall bear interest on the outstanding principal balance thereof at a rate per annum equal to the lesser of
(a) the Highest Lawful Rate, or (b) (i) in the case of Base Rate Loans, the Base Rate, (ii) in the case of CD Loans, the CD Rate, (iii) in the case of Eurodollar Loans, the Eurodollar Rate and (iv) in the case of Eurocurrency Loans, the Eurocurrency Rate. Bid Rate Loans from day to day shall bear interest on the outstanding principal balance thereof at a rate per annum equal to the lesser of
(A) the Highest Lawful Rate, or (B) the Bid Rate applicable thereto. Accrued interest on each Loan is payable in arrears, (x) in the case of Base Rate Loans, on each Interest Payment Date, and, (y) in the case of CD Loans, Eurodollar Loans and Eurocurrency Loans, on the last day of each Interest Period with respect to such Loan or if occurring earlier in any case, the Commitment Termination Date, provided, however, as to any Loan having an Interest Period longer than three (3) months, in the case of Eurodollar or Eurocurrency Loans, or ninety (90) days, in the case of CD Loans, interest shall also be payable on each day which is three (3) months, in the case of Eurodollar or Eurocurrency Loans, or ninety (90) days, in the case of CD Loans after the first day of such Interest Period. Interest accrued on the principal of each Loan and each Bid Rate Loan after the maturity thereof and, to the extent permitted by applicable Law, interest on other overdue amounts, shall be payable on demand. Each determination by Administrative Agent of the rate of interest applicable to any Loan shall be conclusive in the absence of manifest error and each change in the Base Rate and Highest Lawful Rate, subject to the terms hereof, will become effective, without notice to any Borrower, upon the effective date of such change.

    3.4.  Continuation/Conversion with Respect to Committed Loans.

          (a) Conversion of Loans. Any Borrower may elect at any time to convert all or any part (but, if less than all, not less than $15,000,000 or any greater integral multiple of $1,000,000) of any outstanding Base Rate Loan, CD Loan or Eurodollar Loan (other than a Bid Rate Loan) to a Base Rate Loan, CD Loan or Eurodollar Loan, as the case may be, by giving Administrative Agent an irrevocable notice of such election, in the form of Exhibit H hereto (the "NOTICE OF CONTINUATION/CONVERSION") not later than 12:00 noon, New York, New York time, on the second (2nd) Business Day before the date of conversion, in the case of conversion into a Base Rate Loan or a CD Loan, or 12:00 noon, New York, New York time on the third (3rd) Eurocurrency Business Day before the date of the conversion, in the case of conversion into a Eurodollar Loan, specifying the date of conversion, the type of Loan into which each such Loan or specified portion thereof shall be converted and the duration of the Interest Period applicable thereto. Any conversion pursuant to this clause (a) other than a conversion from a Base Rate Loan to a CD Loan or a Eurodollar Loan, shall be made on the last day of an Interest Period.

          (b) Continuation of Loans. Any Borrower may elect to continue (on the last day of the applicable Interest Period) any CD Loan, Eurodollar Loan, or Eurocurrency Loan (other than a Bid Rate Loan) as the same type of Loan by giving Administrative Agent an irrevocable Notice of Continuation/ Conversion not later than (i) 12:00 noon, New York, New York time, the second (2nd) Business Day before the last day of such Interest Period, if continuing a CD Loan, (ii) 12:00 noon, New York, New York time, the third
    (3rd) Eurocurrency Business Day before the last day of such Interest Period, if continuing a Eurodollar Loan or Eurocurrency Loan, other than a Yen-Denominated Loan, or (iii) 12:00 noon, Hong Kong time, the third (3rd) Eurocurrency Business Day (in Hong Kong) before the last day of such Interest Period, if continuing a Yen-Denominated Loan. The Notice of Continuation/Conversion shall specify the portion of such Loan that shall be continued and the duration of the Interest Period applicable thereto.

          (c) Coordination with Interest Periods. Notwithstanding anything in clause (a) and (b) of this Section 3.4 to the contrary, but without limiting
    Section 3.5, each Borrower shall use its reasonable efforts to exercise its options with regard to electing to convert into or continue a Loan so that, on any date on which the Committed Sum is reduced pursuant to Section 4.2, it will not be necessary to prepay any Loan that does not have an Interest Period ending on such date.

          (d) Inapplicability of Conditions Precedent. Loans continued or converted pursuant to this Section 3.4 shall not constitute new Loans for purposes of Section 5.2 hereof.

          (e) Failure to Provide Notice. If no Notice of Continuation/ Conversion is given with respect to any Loan prior to the time specified in this Section 3.4 or if a Notice of Continuation/Conversion is given, but it is incomplete, Administrative Agent shall use good faith efforts to contact the relevant Borrower to obtain a Notice of Continuation/Conversion or to complete the information required thereby, but if a complete Notice of Continuation/Conversion is not provided in a timely fashion, the relevant Borrower shall be deemed to have converted such Loan, if denominated in Dollars, into a Base Rate Loan or, if a Eurocurrency Loan, to have continued such Loan as a Eurocurrency Loan having an Interest Period equivalent to the Interest Period then ending, on the last day of the applicable Interest Period and Administrative Agent shall promptly notify the relevant Borrower of such conversion or continuation.

          (f) Continuation/Conversion in Default Situations. Notwithstanding anything to the contrary contained in this Section 3.4, no CD Loan, Eurodollar Loan or Eurocurrency Loan may be continued as such or converted into another type of Loan when any Default exists (other than a Default under Section 8.1(d) so long as EDS is diligently pursuing the cure thereof and the Commitments of the Lenders have not been terminated), but on the last day of the applicable Interest Period (i) each such CD Loan or Eurodollar Loan shall be automatically converted to a Base Rate Loan and
    (ii) each such Eurocurrency Loan shall be due and payable.

    3.5. Funding Losses. If any Borrower makes any payment of principal with respect to any Loan or a Bid Rate Loan, other than a Base Rate Loan, on any day other than the last day of the Interest Period applicable thereto, or if any Borrower fails to borrow or prepay any Loan or any Bid Rate Loan after the applicable notice has been given to any Lender by Administrative Agent or if any Borrower converts a Loan from a CD Loan or a Eurodollar Loan at any time other than at the end of the relevant Interest Period, such Borrower shall reimburse each affected Lender, within ten (10) Business Days after demand, for any resulting loss or expense actually incurred by it, including (without limitation) any loss incurred in obtaining, liquidating, employing or redeploying deposits or foreign currencies from third parties, for the period after any such payment, conversion, or failure to borrow, through the end of such Interest Period (the calculation of such loss or expense shall include a credit (not in excess of such loss or expense) for the interest that could be earned by such Lender as a result of redepositing such amount), together with interest thereon at the Compensation Rate from the date of demand until paid in full; provided that, Administrative Agent shall have delivered to such Borrower a certificate of each affected Lender as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

    3.6 Default Rates. At Majority Lenders' option and to the extent permitted by Law, all of the past-due Obligation and accrued interest thereon and fees shall bear interest from maturity (stated or by acceleration) at a rate per annum from day to day equal to the lesser of (i) the Highest Lawful Rate or
(ii) the greater of (x) the interest rate then being charged on such Obligation or portion thereof hereunder or (y) the sum of the Base Rate plus one percent (1%) per annum. Any sum referred to in Section 8.1(a)(ii) not paid when due in accordance with the terms of the Loan Documents shall bear interest at the Compensation Rate from the due date thereof until the earlier of (i) the date such sum is paid in full, or (ii) the date any applicable grace period expires.

    3.7 Interest and Fee Calculations. All payments of interest and fees shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed during the period for which such interest or fee is payable but computed as if each calendar year consisted of 360 days, provided, however, that the Base Rate shall be computed on the basis of a calendar year of 365 (or 366, as the case may be) days.

    3.8 Mandatory Principal Prepayments. If Administrative Agent determines that, as a result of fluctuations in exchange rates the Dollar Equivalent Value of the outstanding principal amount of (a) the Committed Loans of any Lender ever exceeds 105% of the Committed Sum of such Lender, as reduced pursuant to Section 4.2, or (b) the aggregate outstanding principal amount of the Loans and the Bid Rate Loans exceeds 105% of the Aggregate Committed Sum, as reduced pursuant to Section 4.2, Administrative Agent shall provide notice thereof to EDS and EDS (or, if no Committed Loans or Bid Rate Loans are then outstanding to EDS, any other Borrower) shall make a mandatory principal prepayment, in Dollars (or if such determination has been made pursuant to clause (a) above, in any other Primary Currency then owing by EDS or any other Borrower to such Lender), of the amount of such excess within ten (10) Eurocurrency Business Days after notice from Administrative Agent requesting such prepayment. Any Lender may request at any time or from time to time that Administrative Agent determine the Dollar Equivalent Value of the principal amount of all outstanding Committed Loans made by such Lender for purposes of evaluating whether the Dollar Equivalent Value of the outstanding principal amount of all outstanding Committed Loans of such Lender exceeds the Committed Sum of such Lender. Administrative Agent shall notify such Lender and EDS of its conclusion.

    3.9. Voluntary Principal Prepayments. Upon giving Administrative Agent, in the case of a prepayment of a Committed Loan, or the relevant Lender, in the case of a Bid Rate Loan, two (2) Business Days' notice, in the case of a prepayment of a CD Loan or Base Rate Loan, two (2) Eurocurrency Business Days' notice, in the case of a prepayment of a Eurodollar Loan, or three (3) Eurocurrency Business Days' notice, in the case of prepayment of a Eurocurrency Loan, each Borrower shall be entitled to prepay any Committed Loan or Bid Rate Loan from time to time and at any time, in whole or in part, without premium or penalty (subject, however, to Borrowers' other obligations hereunder in respect of funding losses and other matters); provided that (a) each partial prepayment shall equal or exceed the principal amount of (i) $100,000, or any integral multiple thereof (or the Dollar Equivalent Value thereof if such prepayment is made in any currency other than Dollars), for each Bid Rate Loan, (ii) $10,000,000 (or the Dollar Equivalent Value thereof if such prepayment is made in any currency other than Dollars) in the aggregate for Committed Loans, or
(iii) the unpaid principal balance of any Committed Loan or Bid Rate Loan being prepaid in full, (b) a Borrower shall only be entitled to make a prepayment if all accrued interest on the amount prepaid (including, without limitation, past due interest, if any) payable to such Lender hereunder shall be paid to the date of such prepayment and (c) except as otherwise set forth herein, prepayments of CD Loans shall only be made on a Business Day and prepayments of Eurodollar Loans or Eurocurrency Loans shall only be made on a Eurocurrency Business Day. Prior to the Commitment Termination Date, the Loans prepaid may, subject to the conditions of this Agreement, be reborrowed hereunder, and this Agreement shall not be deemed to be terminated or canceled prior to the expiration or termination of Lenders' Commitments solely because the Obligation may from time to time be paid in full.

    3.10. Inadequacy of Eurodollar, Eurocurrency or CD Loan Pricing. If with respect to any Interest Period for any Eurodollar Loan or any Eurocurrency Loan
(i) Administrative Agent determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the interbank Eurocurrency market generally, deposits in any Primary Currency or Secondary Currency in which a Loan or a Bid Rate Loan is then outstanding (in the applicable amounts) are not being offered to the relevant Lenders in the interbank Eurocurrency market for such Interest Period or (ii) Majority Lenders advise Administrative Agent that the Eurodollar Rate or the Eurocurrency Rate, as the case may be, will not adequately and fairly reflect the cost to such Lenders of maintaining or funding such Eurodollar Loan or such Eurocurrency Loan for such Interest Period, and Administrative Agent shall forthwith give notice thereof to EDS and all affected Borrowers and Lenders, whereupon until Administrative Agent notifies EDS and such affected Borrowers that the circumstances giving rise to such suspension no longer exist,
(A) the obligation of Lenders to make Eurodollar Loans or Eurocurrency Loans in the relevant currency shall be suspended, and (B) all affected Borrowers shall either (1) repay in full the then outstanding principal amount of the affected Loans, together with accrued interest thereon, on the last day of the then-current Interest Period applicable thereto, (2) convert such affected Loans (if such affected Loans are Eurodollar Loans) to CD Loans or Base Rate Loans in accordance with Section 3.4 of this Agreement at the end of the then-current Interest Period applicable to such affected Loans or (3) exercise the option set forth in Section 3.17(b). If with respect to any Interest Period for any CD Loan, Majority Lenders advise Administrative Agent that the CD Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding CD Loans, then Administrative Agent shall forthwith give notice thereof to all affected Borrowers and Lenders, whereupon, until Administrative Agent shall notify Borrowers that the circumstances giving rise to such suspension no longer exist (A) the obligation of Lenders to make CD Loans shall be suspended and (B) all affected Borrowers shall either (1) repay in full the then outstanding principal amount of any CD Loans, together with accrued interest thereon on the last day of the then-current Interest Period(s) applicable thereto, (2) convert all outstanding CD Loans to Eurodollar Loans or Base Rate Loans in accordance with Section 3.4 at the end of the then-current Interest Period applicable to such CD Loans or (3) exercise the option set forth in Section 3.17(b).

    3.11. Illegality. If, after the date of this Agreement, the adoption of any applicable Law or any change therein, or any change in the interpretation or administration thereof by any Tribunal charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its Eurodollar Loans or Eurocurrency Loans or any of them, and such Lender shall so notify Administrative Agent, which shall notify EDS (and, if EDS shall so request, such Lender shall provide EDS with reasonable evidence of such illegality or impossibility), then, until such Lender notifies EDS, via Administrative Agent, that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans and/or Eurocurrency Loans, as the case may be, or to convert Base Rate Loans or CD Loans to Eurodollar Loans, shall be suspended, provided, however, if such unlawfulness or impossibility affects only a Lender's ability to make, maintain or fund Loans in certain currencies, such Lender's obligations hereunder in respect of other currencies shall not be affected. Subject to the provisions of
Section 3.17(a), if such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans or Eurocurrency Loans or any of them to maturity and shall so specify in such notice, each affected Borrower shall immediately prepay in full the then outstanding principal amount of each such Loan or Bid Rate Loan together with accrued interest thereon without premium or penalty (subject, however, to Borrowers' other obligations hereunder in respect of funding losses and other matters); provided that, concurrently with prepaying each such Committed Loan the affected Borrower may (i) borrow a Base Rate Loan or a CD Loan in an equal principal amount (or, if the Loan being prepaid is denominated in a currency other than

Dollars, a Base Rate Loan or a CD Loan in the Dollar Equivalent Value of the Loan so prepaid) from such Lender or, if such circumstances affect only certain Primary Currencies borrow a Eurocurrency Loan in a Primary Currency other than the affected Primary Currency and in any amount substantially equivalent to the Loan being prepaid. Any Lender that has given a notice of unlawfulness pursuant to this Section 3.11 shall rescind such notice promptly upon the cessation of such unlawfulness by giving notice to the Administrative Agent, EDS and the affected Borrower(s).


    3.12.  Increased Cost and Reduced Return.

           (a) Increases in Reserve Requirements. If, after the date hereof, the adoption of any applicable Law or any change therein, or any change in the interpretation or administration thereof by any Tribunal charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office) with any request or directive of general applicability (whether or not having the force of Law) of any such Tribunal shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan or Bid Rate Loan any such requirement included in an applicable Domestic Reserve Percentage, and (B) with respect to any Eurodollar Loan, Eurocurrency Loan, or Bid Rate Loan any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by such Lender (or its Applicable Lending Office), or shall impose on such Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its CD Loans, Eurodollar Loans, Eurocurrency Loans, Bid Rate Loans, its Notes evidencing such Loans or Bid Rate Loans, or its obligation to make such Loans and the result of any of the foregoing is actually to increase the cost to (or to impose a cost on) such Lender (or its Applicable Lending Office) of making or maintaining any such Loan or Bid Rate Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto by an amount deemed by such Lender to be material, then, subject to the provisions of Section 3.17(a), if such Lender is generally imposing payments for increased costs on its similarly situated customers, within ten (10) Business Days after demand by such Lender, made via Administrative Agent, accompanied by the certificate required by Section 3.12(c), any affected Borrower or EDS shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction actually incurred by it in connection with this Agreement and EDS may reduce the Commitment of that Lender and prepay (or cause any other Borrower to prepay) Loans from that Lender without premium or penalty (subject, however, to Borrowers' other obligations hereunder in respect of funding losses and other matters).

          (b) Capital Adequacy Rules. If, after the date hereof, the adoption or phase-in of any Law of general applicability regarding capital adequacy, or any change in existing or future Laws regarding capital adequacy, or any change in the interpretation or administration of any such Law by any Tribunal charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office or any corporation controlling such Lender) with any request or directive of general applicability regarding capital adequacy (whether or not having the force of Law) of any such Tribunal, shall, in the reasonable determination of any Lender, have the effect of reducing the rate of return on such Lender's capital or on the capital of the corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then from time to time if Lender is generally imposing payments for such reduction on its similarly situated customers, within ten (10) Business Days after demand by such Lender, made via Administrative Agent, all affected Borrowers or EDS shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction, net of the savings, if any, which may be reasonably projected to be associated with any such increased capital requirement.

          (c) Procedure for Claiming Compensation. Any affected Lenders will promptly notify Borrowers, via Administrative Agent, of any event of which such Lender has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.12 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of such Lender, delivered via Administrative Agent, claiming compensation under this Section 3.12 and setting forth the additional amount or amounts to be paid to it, as well as the manner in which such amount or amounts were calculated, hereunder shall be conclusive in the absence of manifest error. In determining such amount, the affected Lender may use any reasonable averaging and attribution methods.

    3.13. Several Obligations. Except as otherwise expressly set forth herein and in the Guaranty, the obligations of Borrowers hereunder are several and not joint and each Borrower shall be liable only in respect of Loans and Bid Rate Loans made to such Borrower and the Obligation of such Borrower related thereto.

    3.14.  Taxes.

           (a) Payments to be Free and Clear. All payments made by any Borrowers under this Agreement shall be made, in accordance with Sections
    3.2 and 3.3, free and clear of and without any deduction or withholding for or on account of any Tax, by way of setoff or otherwise, except as otherwise provided by this Section 3.14 and by Section 11.16.

           (b) Grossing-up of Payments. If any Borrower shall be required by Law to deduct any Tax (other than an Excluded Tax) from or in respect of any sum payable hereunder to any Lender or the Administrative Agent:

          (i) as soon as such Borrower is aware that any such deduction, withholding or payment of a Tax (other than an Excluded Tax) is required, or of any change in any such requirement, it shall notify Administrative Agent;

          (ii) the sum payable by such Borrower shall be increased to the extent necessary so that, after the Borrower has made all required deductions (including deductions applicable to additional sums payable under this Section), such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that such Borrower shall not be required to increase any such sums payable to any Lender if such Lender fails to comply with the requirements of
          Section 3.14(e);

          (iii) such Borrower shall make such deductions, or pay such Tax (other than an Excluded Tax), before any interest or penalty becomes payable or, if such Tax (other than an Excluded Tax) is paid by the Administrative Agent or any Lender, shall reimburse the Administrative Agent or such Lender (as the case may be) on demand for the amount paid by it;

          (iv) such Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Law; and

          (v) within thirty (30) days after paying any such Tax (other than an Excluded Tax), the relevant Borrower shall deliver to Administrative Agent, at its address referred to in Section 11.4 satisfactory evidence of that deduction, withholding or payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authority.

          (c) Stamp and Other Taxes. Each Borrower shall pay any present and future stamp or documentary taxes or any other excise or property Taxes which arise from any payment made by such Borrower or by the Administrative Agent hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

          (d) Indemnification. Within thirty (30) days from the date of written demand therefor from any Lender or the Administrative Agent, each Borrower will indemnify and hold harmless each Lender and the Administrative Agent from and against the full amount of Taxes (other than Excluded Taxes), including, without limitation, Taxes imposed by any jurisdiction on amounts payable under this Section 3.14(d), paid by such Lender or the Administrative Agent (as the case may be) and any liability, including penalties, interest and expenses, arising therefrom or with respect thereto whether or not such Taxes were correctly or legally asserted by such jurisdiction, provided, however, that any Lender receiving indemnification from any Borrower under this Section 3.14(d) shall (i) at the request, direction and expense of such Borrower challenge and contest the imposition of such Taxes, if such Lender is the appropriate party in interest to initiate and pursue such a challenge, or (ii) cooperate fully with and assist such Borrower in any challenge or contest by such Borrower relating to such Taxes, if such Borrower is the appropriate party in interest to initiate and pursue such a challenge, which challenge shall be pursued at such Borrower's expense except that, in either case, Borrowers have no right hereunder to participate in the internal tax affairs of any Lender.

          (e)  Tax Certificates.

          (i) In the event a Borrower is incorporated under the laws of the United States or a state or jurisdiction thereof, then each Lender that is not incorporated under the laws of the United States or a state thereof shall, so long as it is lawfully able to do so:

                    (A) deliver to the relevant Borrower and Administrative Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) one (1) duly completed copy of Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                    (B) deliver to the relevant Borrower and Administrative Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the applicable Borrower; and

                    (C) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the relevant Borrower or Administrative Agent.

          Such Lender shall certify (I) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal or state income taxes and (II) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person not incorporated under the laws of the United States or a state thereof that is an Assignee hereunder pursuant to Section 11.12 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 3.14.

          (ii) In the event a Borrower is not incorporated under the laws of the United States of America or a state thereof, then each Lender (and any Assignee hereunder pursuant to Section 11.12) shall deliver any statements, declarations, certifications, or other documentation that may be reasonably requested by such Borrower in accordance with
          Section 3.14(f).

          (f) Statements and other Documentation. Each Lender shall honor all reasonable requests from any Borrower to file or to provide such Borrower with such statements, declarations, certifications or other documentation as shall enable such Borrower to claim on behalf of such Lender a reduced rate of Tax or exemption from any Taxes, provided that no Lender shall be required to file or provide any such statement, declaration, certification or other documentation unless (i) such Borrower shall have provided to such Lender, within a reasonable time prior to the date such Borrower wishes to receive or have such Lender file such statement or other documentation, a written request describing such statement or other documentation and, if available, a blank copy thereof with instructions for completion thereof and (ii) the information necessary for completion of such statement or other documentation is within the control of such Lender, and, provided, further, that any Borrower receiving information or documentation pursuant to this
     Section 3.14 shall keep such information and documentation confidential and disclose the same only to appropriate Tribunals in furtherance of the purposes of this Section 3.14.

     3.15.  Application of Principal Payments.

          (a) Payment of Committed Loans. Each repayment or prepayment of the principal of Committed Loans in any currency by any Borrower shall be applied (except as EDS may otherwise specify by notice to the Administrative Agent when no Default shall be continuing), to the extent of such payment, Pro Rata to the Committed Loans:

          (i) first, to the Committed Loans in such currency to such Borrower having an Interest Period ending on the date of such payment,

          (ii) second, to any outstanding Base Rate Loans in such currency to such Borrower,

          (iii) third, to any outstanding CD Loans in such currency to such Borrower, and

          (iv) fourth, to any outstanding Eurodollar Loans or Eurocurrency Loans in such currency to such Borrower, or, if there are no Eurodollar Loans or Eurocurrency Loans outstanding in such currency to such Borrower on the date of such repayment or prepayment, such amount shall be applied to the repayment or prepayment of any Loans to such Borrower selected by Administrative Agent.

          Notwithstanding the foregoing or any other provision of this Agreement, no Eurodollar Loans or Eurocurrency Loans shall be prepaid on any day other than the last day of the Interest Period therefor except pursuant to the provisions of Sections 3.5, 3.8, 3.9, 3.10, 3.11, 3.12 or
     3.14 or upon acceleration pursuant to this Agreement.

          (b) Payment of Bid Rate Loans. Each repayment or prepayment of the principal of Bid Rate Loans by any Borrower shall be applied (except as EDS may otherwise specify by notice to the relevant Lender when no Default shall be continuing), to the extent of such repayment or prepayment;

          (i) first, to the Bid Rate Loans made by the Lender receiving such payment having an Interest Period ending on the date of such payment, and

          (ii) second, if any such repayment or prepayment is made in a currency other than Dollars, such amount shall be applied to the repayment or prepayment of any Loans selected by the Lender receiving such payment which are denominated in such currency.

          Notwithstanding the foregoing or any other provision of this Agreement, no Bid Rate Loans which are Eurodollar Loans or Eurocurrency Loans shall be prepaid on any day other than the last day of the Interest Period therefor except pursuant to the provisions of Sections 3.5, 3.8, 3.9, 3.10, 3.11, 3.12 or 3.14 or upon acceleration pursuant to this Agreement.

     3.16. Payments, Computations, Judgments, etc. All payments by any Borrower pursuant to this Agreement or any other Loan Document, whether in respect of principal or interest or otherwise, shall be made by such Borrower in the currency in which such Obligation was denominated (the "REQUIRED CURRENCY"); provided that failure by any Borrower to make any payment of principal or interest with respect to any Loan (excluding any Loan denominated in Dollars) in the Required Currency on the due date therefor because such Required Currency has ceased to be freely transferable and convertible into Dollars in the relevant interbank market shall not constitute a Default if such Borrower pays the Dollar Equivalent Value (as calculated by Administrative Agent in good faith) of such Required Currency on such due date. In addition to any such Dollar payment, not later than ten (10) Business Days after demand by any Lender, made via Administrative Agent, such Borrower shall pay to such Lender, via Administrative Agent, such amount as will (in the reasonable determination of such Lender) reimburse such Lender for any loss or expense caused by the failure of such Borrower to make any payment in the Required Currency on the due date therefor. A statement as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by such Lender to Administrative Agent and the affected Borrower, and such statement shall, in the absence of manifest error, be conclusive and binding on such Borrower.

     3.17.  Mitigation of Circumstances; Replacement of Affected Lenders.

          (a) Mitigation of Circumstances. Each Lender agrees to use reasonable efforts to mitigate or avoid (i) an obligation by any Borrower to withhold or deduct any Taxes pursuant to Section 3.14, pay any amounts pursuant to
     Section 3.16, or pay any costs pursuant to Section 3.12 or (ii) the occurrence of any circumstances of the nature described in Section 3.10 or
     Section 3.11 (including by changing the office through which it has booked or funded its Commitment or any Loan or Bid Rate Loan or by making any other mechanical change in funding Loans or Bid Rate Loans), in each case prior, if possible, to the occurrence of such circumstances or the incurrence of any obligation of any Borrower to compensate such Lender for amounts payable pursuant to any such Section, provided, however, that, in the reasonable judgment of such Lender, such efforts are consistent with legal and regulatory restrictions and are not materially disadvantageous to such Lender.

          (b) Replacement of Affected Lenders. At any time any Lender is affected by any condition or circumstance set forth in Sections 3.10, 3.11,
     3.12 or 3.14, and so long as no Default or Potential Default exists, (i) EDS may replace such affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s), (and upon notice from EDS such affected Lender shall assign, pursuant to Section 11.12, without recourse or warranty, its Commitment, its Loans and Bid Rate Loans, its Note(s) and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans and Bid Rate Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid facility fees and its ratable share of the remaining unpaid Obligation owed to such affected Lender) and/or (ii) EDS may (and, if EDS replaces any affected Lender in part as provided in clause (i) above, concurrently with such replacement EDS shall) cause such affected Lender to cease to be a party hereto by terminating the Commitment of such Lender (whereupon the Aggregate Committed Sum shall be reduced by the amount of such affected Lender's Committed Sum less any portion thereof assigned pursuant to clause (i) above) by paying, and causing any other relevant Borrower to pay, the principal amount of such affected Lender's Loans and Bid Rate Loans, all accrued and unpaid interest thereon, all accrued and unpaid commitment fees owed to such affected Lender and the remaining unpaid Obligations owed to such affected Lender, in each case to the extent not assigned and purchased pursuant to clause (i) above, and such affected Lender shall thereupon cease to be a party hereto. Notwithstanding anything to the contrary set forth in this Section 3.17, EDS may not require any assignment or effect the termination of any Lender's Commitment pursuant to this Section 3.17 if such assignment or termination would conflict with any applicable Law.

     3.18. Failure to Pay Additional Amounts. Notwithstanding anything to the contrary set forth herein, the failure of any Borrower to pay any amount demanded by any Lender pursuant to Sections 3.5, 3.8, 3.10, 3.11, 3.12, 3.14 or
11.17 shall not be deemed to constitute a Default hereunder to the extent that such Borrower is contesting in good faith its obligations to pay such amount by ongoing discussions diligently pursued with such Lender or by appropriate proceedings provided, however, that under no circumstances shall any such failure to pay continue for more than forty (40) days from the date on which the related amount is demanded consistent with the terms of this Agreement, at which date such failure to pay shall become a Default.

                                  ARTICLE IV
                                  ----------

                       FEES; MODIFICATION OF COMMITMENTS
                       ---------------------------------

     4.1. Facility Fee. EDS will pay Administrative Agent, for the account of each Lender, in Dollars, a facility fee on the average daily Committed Sum of such Lender from the Availability Date through and including the Commitment Termination Date at a rate of 0.08 percent per annum, computed on a daily basis for the actual number of days elapsed over a year of 360 days, including the first day but excluding the last day. The facility fee will be payable quarterly in arrears on each Quarterly Date and Commitment Termination Date and the Administrative Agent shall notify EDS, not less than ten (10) days prior to each such date, of the amount of the facility fee then payable.

     4.2. In addition to its rights under Section 2.4, upon three (3) Business Days' prior written and irrevocable notice to Administrative Agent, EDS may from time to time permanently reduce in whole or in part the Aggregate Committed Sum, provided that, any reduction in part must be in the amount of at least $10,000,000 or a greater integral multiple of $10,000,000 and, provided, further, that no such notice may be given or become effective at any time when a Notice of Advance or a Request for Bids is outstanding and, provided, further, that no such reduction shall cause the Aggregate Committed Sum to be less than the total principal amount of all Loans plus all Bid Rate Loans then outstanding. Any such reduction shall be effective as of the date set forth in the notice and shall reduce the Committed Sum of each Lender in proportion to each Lender's Percentage unless such reduction shall be made (i) because one or more Lenders has declined to extend the Commitment Termination Date pursuant to
Section 2.4, in which case the Committed Sum of such Terminating Lender(s) may be eliminated by EDS on such Terminating Lender's Commitment Termination Date, or (ii) pursuant to Section 3.17. EDS may, in its sole discretion, replace any Lender at any time upon three (3) Business Days' prior notice to Administrative Agent and such Lender, which notice shall be irrevocable, provided, however, that no such notice may be given or become effective at any time when a Notice of Advance or a Request for Bids is outstanding, and, provided, further, that such Lender's Commitment is assigned to another bank effective as of the date of such replacement pursuant to Section 11.12 and any amounts due to such Lender as a result of such termination have been paid in full. Any reduction in the Aggregate Committed Sum and any replacement of any Lender shall have no effect upon any Loans then outstanding hereunder, except as otherwise provided in
Section 2.4.

                                   ARTICLE V
                                   ---------

                             CONDITIONS PRECEDENT
                             --------------------

     5.1. Initial Availability. Lenders will not be obligated to make any Loan hereunder unless, on or before the date of such Loan, Administrative Agent has received, in addition to this Agreement, executed by EDS, all of the items described below in form and substance reasonably satisfactory to Administrative
Agent:

          (a) Note(s).  The applicable Note(s) executed by EDS.

          (b) Guaranty.  The Guaranty, executed by EDS.

          (c) Articles of Incorporation. A recent copy of the articles or certificate of incorporation and all amendments thereto, of EDS certified by the Secretary of State of Texas.

          (d) Good Standing. A recent certificate of existence and good standing from appropriate officials of the State of Texas.

          (e) Officers' Certificate.  An Officers' Certificate certifying as to
     (i) bylaws, (ii) resolutions and (iii) incumbency of all officers of EDS who will be authorized to execute or attest to any Loan Document substantially in the form of Exhibit L. The Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

          (f) Opinion of Counsel. An opinion of Hughes & Luce, L.L.P., or Counsel - Corporate Acquisitions and Finance, EDS, substantially in the form attached hereto as Exhibit J, and an opinion of special New York counsel to EDS regarding the enforceability under New York law of the Loan Documents executed on or before the Availability Date by EDS.

     5.2. Each Advance. In addition, Lenders will not be obligated to make any Loan or Bid Rate Loan unless (a) each statement or certification made by the relevant Borrower in its Notice of Advance shall be true and correct in all material respects on the Borrowing Date; (b) at the time of each Loan or Bid Rate Loan no Default or Potential Default shall exist; (c) the Administrative Agent shall have received a Notice of Advance or a Request for Bids and a Notice of Acceptance related thereto, as applicable, and each statement or certification made therein shall be true and correct in all material respects on the Borrowing Date; (d) the Administrative Agent shall have received a Note duly executed by the relevant Borrower (other than EDS) complying with the terms and provisions hereof; and (e) no event or circumstance analogous or similar to any of the events or circumstances described in Sections 8.1(e) and/or (f) shall have occurred and be continuing with respect to the relevant Borrower.

     5.3. Waiver of Conditions to Bid Rate Loans. Any Lender may, at its election, waive any condition to the making of its Bid Rate Loan (except the existence of a Default), but no such waiver shall be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent Bid Rate Loan or any Loan.

                                   ARTICLE VI
                                   ----------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     6.1. EDS Representations and Warranties. To induce Lenders to enter into this Agreement and make Loans and Bid Rate Loans hereunder, EDS represents and warrants to Lenders as follows:

          (a) Corporate Existence and Authority. Each Borrower (i) is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (ii) is duly qualified to transact business and is in good standing in each jurisdiction where the failure to do so would have a Material Adverse Effect, and (iii) has all requisite power and authority (x) to own its assets and to carry on the business in which it is engaged, (y) to execute, deliver and perform its obligations under each Loan Document to which it is a party, and (z) to issue the Notes to which it is a party in the manner and for the purpose contemplated by this Agreement.

          (b) Binding Obligations. The execution and delivery of the Loan Documents have been duly authorized and approved by all necessary corporate or partnership action and the Loan Documents constitute the legal, valid, and binding obligations of each Borrower having executed the Loan Documents, enforceable against it in accordance with their respective terms except as the enforceability thereof may be limited by applicable Debtor Relief Laws.

          (c) Compliance with Laws and Documents. Each Borrower is not, nor will the execution, delivery, and the performance of and compliance with the terms of the Loan Documents cause any Borrower to be, in violation of
     (i) any Laws, other than such violations which could not, individually or collectively, cause a Material Adverse Effect, or (ii) its organizational documents, including, where relevant, its bylaws or articles or certificate of incorporation (as amended) other than such violations which could not, individually or collectively, cause a Material Adverse Effect. The execution, delivery, and the performance of and compliance with the terms of the Loan Documents are not inconsistent with, and will not conflict with or result in any breach of, or constitute a default (excluding breaches and defaults which individually or collectively could not have a Material Adverse Effect) under, or result in the creation or imposition of any lien upon any of the material property or assets of any Borrower pursuant to the terms of its organizational documents, any material indenture, mortgage, lease, deed of trust, agreement, contract, or instrument to which any Borrower is a party or by which any Borrower or any of its property or assets is bound or to which it is subject. No Default or Potential Default has occurred or is continuing.

          (d) Financial Statements. EDS has delivered to Administrative Agent a copy of the Financial Statements as of the period ended December 31, 1994. Such Financial Statements were prepared in accordance with GAAP and present fairly the financial condition and the results of operations of EDS and its consolidated Subsidiaries as of, and for the portion of the fiscal year ending on, the date or dates thereof. All material liabilities (direct or indirect, fixed or contingent) of EDS and its consolidated Subsidiaries as of the date or dates of such Financial Statements are reflected therein or in the notes thereto. Between the date or dates of such Financial Statements and the date hereof, there has been no material adverse change in the financial condition of EDS and its consolidated Subsidiaries.

          (e) Litigation. Except for the Litigation described on Schedule 6.1, EDS and its Subsidiaries are not involved in, nor, to the best of EDS's knowledge, are they aware of, any Litigation which could, collectively or individually, have a Material Adverse Effect, if determined adversely to EDS and its Subsidiaries, nor are there any outstanding or unpaid judgments against EDS or its Subsidiaries in excess of $25,000,000 (calculated, in the case of judgments denominated in currencies other than Dollars, by reference to the Dollar Equivalent Value of the amount of such judgment in such other currency), in the aggregate.

          (f) Taxes. All tax returns and reports of EDS required by Law to be filed have been filed, and all Taxes imposed upon EDS which are due and payable have been paid, other than Taxes being contested in good faith and for which reserves have been established to the extent required by GAAP.

          (g) Guaranty Authorization. All requisite corporate action has been taken by EDS to authorize the Guaranty.

          (h) No Approvals, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Tribunal, including the Securities and Exchange Commission or any securities exchange, is required in connection with the execution, delivery or performance by EDS of any Loan Document.

          (i) Investment Company. Neither EDS nor any other Borrower is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

          (j) ERISA Compliance. EDS is in compliance with all material provisions of ERISA except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VII
                                  -----------

                                   COVENANTS
                                   ---------

     So long as Lenders have any commitment to make Loans under this Agreement and thereafter until the Obligation is paid and performed in full, unless Majority Lenders shall otherwise consent in writing:

     7.1. Use of Proceeds. EDS covenants and agrees that it shall, and shall cause each Borrower to, and each Borrower covenants and agrees to, use the proceeds of Loans for general corporate or partnership purposes and working capital needs, including, without limitation, capital expenditures, purchase of capital stock and support of EDS's or such Borrower's commercial paper facilities (or any commercial paper facilities of any EDS Affiliate guaranteed by EDS).

     7.2. Accounting Books and Financial Records; Inspections. EDS covenants and agrees that it shall (a) keep, in accordance with GAAP, proper and complete accounting books, and financial records and permit Lenders to inspect the same during reasonable business hours, (b) allow Lenders to inspect any of its properties during reasonable business hours and (c) allow Lenders to discuss its affairs, condition, and finances with its directors or officers from time to time during reasonable business hours; provided, that all information obtained pursuant to this Section 7.2 shall be kept confidential.

     7.3. Items to be Furnished. EDS covenants and agrees that it shall cause to be furnished to Administrative Agent, with a copy for each Lender, each of the following:

          (a) Annual Financial Statements. As soon as available, but no later than one hundred twenty (120) days after the last day of each fiscal year of EDS, audited Financial Statements as of, and for the year ended on, such last day, in each case setting forth, in comparative form, the corresponding figures for the previous fiscal year, accompanied by the opinion of independent certified public accountants, without qualification, that such Financial Statements were prepared in accordance with GAAP and present fairly the financial condition and results of operations of EDS and its consolidated Subsidiaries, accompanied by a certificate signed by the Treasurer or the Chief Financial Officer of EDS, which certificate shall state that, to the best of his or her knowledge, EDS has fulfilled all its obligations under the Loan Documents and, at the end of such fiscal period, no Default or Potential Default exists, and further sets forth the then-current calculation of the covenant contained in Section 7.8.

          (b) Quarterly Financial Statements. As soon as available, but no later than sixty (60) days after the last day of each of the first three fiscal quarters of EDS, Financial Statements showing the financial condition and result of operations of EDS and its consolidated Subsidiaries as of, and for the period from the beginning of the current fiscal year to, such last day, in each case setting forth, in comparative form, the corresponding figures for the corresponding dates and periods of the preceding fiscal year, accompanied by a certificate signed by the Treasurer or Chief Financial Officer of EDS, which certificate shall state that, to the best of his or her knowledge, at the end of such fiscal period, no Default or Potential Default exists, and further sets forth the then-current calculation of the covenant contained in Section 7.8.

          (c) SEC Filings. In the event that EDS shall be required to file reports with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders generally and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission), but excluding any filings relating to shelf registrations or Debt issuances.

          (d) Notices of Significant Events. Notice, promptly after EDS knows or has reason to know, of (i) the commencement or change in status of any Litigation with respect to EDS which could have a Material Adverse Effect,
     (ii) any change in any material fact or circumstance represented or warranted in any Loan Document, (iii) a Default or Potential Default, specifying the nature thereof and what action EDS has taken, is taking, or proposes to take with respect thereto.

     7.4. Taxes. EDS covenants and agrees that it shall promptly pay when due any and all Taxes due, except Taxes being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP.

     7.5. Maintenance of Corporate Existence, Assets, Business and Insurance. EDS covenants and agrees that it (or any successor corporation of EDS permitted by Section 7.9) shall at all times: maintain its corporate existence and authority to transact business and good standing in its jurisdiction of incorporation and all other jurisdictions where the failure to do so might have a Material Adverse Effect; maintain all licenses, permits, and franchises necessary for its businesses and where the failure to do so might have a Material Adverse Effect; maintain, preserve and keep all of its assets which are useful in and necessary to its businesses in good working order and condition and from time to time make all necessary and proper repairs, replacements, and renewals thereto and replacements thereof where the failure to do so might have a Material Adverse Effect; and maintain insurance with financially sound and reputable insurance companies or associations or self insure as deemed appropriate in the reasonable judgment of EDS, in such amounts and covering such risks as are usual to companies with comparable assets engaged in similar businesses and owning properties in the same general areas in which EDS operates, and where the failure to do so might have a Material Adverse Effect.

     7.6. Compliance with Laws and Documents. EDS covenants and agrees that it will not, directly or indirectly, violate the provisions of any material Laws, its articles or certificate of incorporation or bylaws or any material agreements if such violation alone, or when aggregated with all other such violations, could cause a Material Adverse Effect.

     7.7. Regulation U. EDS covenants and agrees that neither the making of any Advance hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect.

     7.8. Net Worth. EDS covenants and agrees that, at all times, the Net Worth of EDS and its consolidated Subsidiaries shall exceed the sum of (a) $3,070,050,000 plus (b) fifty percent (50%) of the Net Income of EDS and its consolidated Subsidiaries for each fiscal quarter commencing on or after June 30, 1995.

     7.9. Mergers; Consolidations; Transfers of Assets. EDS covenants and agrees that it shall not consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into any other Person or Persons, in a single transaction or a series of transactions, unless (a) either EDS is the continuing corporation, or the successor corporation(s) is(are) organized under the laws of the United States or a state thereof and the successor corporation(s) expressly assume(s) all obligations of EDS under the Facility and the due and punctual performance and observance of all of the covenants and conditions of EDS under the Facility; and (b) EDS or the successor corporation(s), as the case may be, will not, immediately after the merger, consolidation, sale or conveyance, be in Default under the Facility and no Potential Default under the Facility will have occurred and be continuing.

     7.10. Pari Passu. EDS covenants and agrees that all obligations of EDS under this Agreement shall rank at least pari passu with all other unsecured Debt of EDS.

     7.11. EDS covenants and agrees that if, at any time when there shall exist a deficiency in excess of $25,000,000 in the assets of any Pension Plan which are available to satisfy the benefits guaranteeable under ERISA with respect to such Pension Plan, (i) the PBGC institutes proceedings to terminate such Pension Plan or notice of intent to terminate such Pension Plan is filed under Title IV of ERISA by EDS or any Subsidiary having liability with respect thereto, or (ii) any Reportable Event for which the PBGC has not waived the 30-day notice requirement shall occur with respect to such Pension Plan and such Reportable Event shall present a material risk of termination with respect to such Pension Plan, EDS shall (A) give Administrative Agent prompt written notice thereof, (B) within fifteen (15) days after the date of such event, propose to Administrative Agent a plan for bringing such Pension Plan into compliance with ERISA or reducing such deficiency to $25,000,000 or less and (C) within thirty
(30) days after the date of such event, cause such deficiency to be reduced to $25,000,000 or less, or cause such Pension Plan to be brought into compliance with ERISA.

                                 ARTICLE VIII
                                 ------------

                                    DEFAULT
                                    -------

     8.1. Default. A "DEFAULT" shall exist if any one or more of the following events shall occur and be continuing:

          (a) Payment of Obligation. (i) The failure or refusal of any Borrower to pay any principal installment when due in accordance with the terms of the Loan Documents or (ii) the failure or refusal of any Borrower to pay any interest installment, any fee or any other sum (other than principal) payable hereunder to any Lender or the Administrative Agent when due in accordance with the terms of the Loan Documents and such failure or refusal continues for a period of five (5) Business Days.

          (b) Representations and Warranties. Any representation or warranty made by a Borrower is untrue in any material respect on the date as of which made or deemed to be made.

          (c) Certain Covenants. The failure or refusal of EDS punctually and properly to perform, observe, and comply with Sections 7.9, 7.10 or 7.11 or to maintain its corporate existence, except as the result of an action permitted by Section 7.9.

          (d) Other Covenants. The failure or refusal of any Borrower punctually and properly to perform, observe, and comply with any covenant, agreement, or condition contained in any of the Loan Documents, other than the agreements described in Sections 8.1(a) or 8.1(c), and such failure or refusal continues for a period of thirty (30) days (or, in the case of Section 7.8, twenty (20) days) after the earlier of (i) EDS's having knowledge thereof, or (ii) written notice thereof is given by Administrative Agent or any Lender to such Borrower and EDS.

          (e) Voluntary Debtor Relief. EDS shall (i) execute an assignment for the benefit of creditors, (ii) admit in writing its inability to or generally fail to pay its debts generally as they become due, (iii) voluntarily seek the benefits of any Debtor Relief Law which could suspend or otherwise affect any of Lender's Rights under any of the Loan Documents, or (iv) take any action to authorize any of the foregoing.

          (f) Involuntary Proceedings. An order, judgment or decree shall be entered against EDS by any Tribunal pursuant to any Debtor Relief Law, the effect of which could be to suspend or otherwise affect any Lenders' Rights under any of the Loan Documents or a petition shall be filed against EDS seeking the benefit or benefits provided for by any Debtor Relief Law, the effect of which could be to suspend or otherwise affect any of Lenders' Rights under any of the Loan Documents, and such order, judgment, decree, or petition is not discharged within ninety (90) days after the entry or filing thereof.

          (g) Payment of Judgments. EDS shall fail to pay any money judgment in excess of $25,000,000 (or, in the case of a money judgment denominated in a currency other than Dollars, any money judgment having a Dollar Equivalent Value in excess of $25,000,000) against it or its assets at least ten (10) days prior to the date on which its assets may be sold lawfully to satisfy such judgment.

          (h) Default Under Other Debt. EDS shall default in the due and punctual payment of the principal of or the interest on any Debt, which Debt is in excess of $25,000,000 (or, in the case of Debt denominated in a currency other than Dollars, any Debt having a Dollar Equivalent Value in excess of $25,000,000) in aggregate principal amount, secured or unsecured, or in the due performance or observance of any covenant or condition of any indenture or other agreement executed in connection therewith, and as a consequence thereof such Debt shall be declared to be due and payable or required to be repaid prior to its stated maturity (other than by a regularly scheduled required prepayment).

          (i) Change of Control. A Change of Control shall occur, provided, however, that such a Change of Control shall not constitute a Default if immediately thereafter, the long-term indebtedness of EDS is rated at least BBB- or the equivalent thereof by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or Baa3 or the equivalent thereof by Moody's Investors Services, Inc., or if such rating is not made, then the commercial paper of EDS is rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or P-2 or the equivalent thereof by Moody's Investors Services, Inc.

          (j) Default Under Certain Other Debt. A Default, as defined therein, shall exist under that certain Revolving Credit and Term Loan Agreement dated as of October

     4, 1995, among EDS, Citibank, N.A., as administrative agent, and the lenders named therein, as hereafter amended or extended from time to time.

                                  ARTICLE IX
                                  ----------

                       RIGHTS AND REMEDIES UPON DEFAULT
                       --------------------------------

     9.1. Remedies Upon Default. Should a Default exist, Majority Lenders may, at their election, do any one or more of the following without notice of any kind, including, without limitation, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived by each Borrower: (a) declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable (provided that, upon the occurrence of a Default under Section 8.1(e) or (f), the entire Obligation shall automatically become due and payable without notice or other action of any kind whatsoever); (b) terminate all or any portion of their Commitments hereunder; (c) reduce any claim to judgment; (d) exercise the Rights of offset or banker's lien against the interest of each Borrower in and to every account and other property of Borrower which are in the possession of any Lender to the extent of the full amount of the Obligation; and (e) exercise any and all other legal or equitable Rights afforded by the Loan Documents or applicable Laws as Majority Lenders shall deem appropriate.

     9.2. Waivers by Borrower and Others. Each Borrower and each surety, endorser, guarantor, and other party ever liable for payment of any of the Obligation jointly and severally waive notice, presentment, demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number thereof.

     9.3. Delegation of Duties and Rights. Each Lender may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its officers, directors, employees, attorneys, agents, or other representatives.

     9.4. Lenders Not in Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lenders the Right or power to exercise control over the affairs or management of any Borrower, the power of Lenders being limited to the Rights of creditors generally and the Right to exercise the remedies provided in this Article IX.

     9.5. Cumulative Remedies. The Rights provided for in this Agreement and the other Loan Documents are cumulative and not intended to be exclusive of any other Right given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     9.6. Expenditures by Lenders. Following any Default hereunder, all court costs, reasonable attorneys' fees, other costs of collection, and other sums spent by Lenders pursuant to the exercise of any Right (including, without limitation, any effort to collect or enforce the Notes) provided herein shall be payable by Borrowers to Lenders on demand, shall become part of the Obligation, and shall bear interest at a rate per annum that is one percent (1%) above the Base Rate from the date spent until the date repaid.

        9.7 Performance by Administrative Agent. Should EDS or any other Borrower fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents, the Administrative Agent, after giving ten (10) days' notice to EDS and such Borrower, may, but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Borrower. In such event, such Borrower shall, at the request of the Administrative Agent promptly pay any amount expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent at the Payment Office for Dollars together with interest thereon at the default rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor Lenders assume any liability or responsibility for the performance of any duties of any Borrower hereunder or under any of the Loan Documents or other control over the management and affairs of any Borrower, nor by any such action shall the Administrative Agent or the Lenders be deemed to create a partnership arrangement with any Borrower.

                                   ARTICLE X
                                   ---------

                           THE ADMINISTRATIVE AGENT
                           ------------------------

      10.1. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. With respect to its Committed Sum, the Committed Loans and Bid Rate Loans made by it and the Notes issued to it, Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its capacity as a Lender. Administrative Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any of Borrowers, and any Person which may do business with any of Borrowers, all as if Administrative Agent were not Administrative Agent hereunder and without any duty to account therefor to Lenders.

       10.2. Note Holders. Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to Administrative Agent.

       10.3. Consultation with Counsel. Lenders agree that Administrative Agent may retain legal counsel, accountants and other professionals and may consult with such professionals selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such professionals.

       10.4. Documents. Administrative Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Administrative Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

       10.5. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders, EDS and Borrowers and the Administrative Agent may be removed at any time with or without cause by EDS. Upon any such resignation or removal, EDS shall appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

       10.6. Responsibility of Administrative Agent. It is expressly understood and agreed that the obligations of Administrative Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Administrative Agent shall be entitled to assume that no Default exists, unless Administrative Agent has actual knowledge of such fact or has received notice from a Lender that such Lender considers that a Default exists and specifying the nature thereof. Lenders recognize and agree that Administrative Agent has no responsibility for confirming the accuracy of any statements made by Borrowers, or to inspect the property, including the books and financial records, of any Borrower, and in disbursing funds to Borrowers, Administrative Agent may rely fully upon statements contained in the relevant Notice of Advance. Neither Administrative Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. In the absence of gross negligence or willful misconduct, Administrative Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

          Administrative Agent shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any document referred to or provided for herein or for any failure by Borrowers to perform any of their obligations hereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

          The relationship between Administrative Agent and each of the Lenders is only that of agent and principal and has no fiduciary aspects, and Administrative Agent's duties hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or elsewhere contained shall be construed to impose on Administrative Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, Administrative Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for Borrowers. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement or applicable law.

       10.7. Notices of Default. In the event that Administrative Agent shall have acquired actual knowledge of any Default or any Potential Default, Administrative Agent shall promptly give notice thereof to Lenders.

       10.8. Independent Investigation. Each of Lenders severally represents and warrants to Administrative Agent that it has made its own independent investigation and assessment of the financial condition and affairs of EDS in connection with the making and continuation of its participation in the Loans hereunder and has not relied exclusively on any information provided to such Lender by Administrative Agent in connection herewith, and each Lender represents, warrants and undertakes to Administrative Agent that it shall continue to make its own independent appraisal of the creditworthiness of EDS while the Loans are outstanding or while it has any obligation to make Loans hereunder to Borrowers.

       10.9. Indemnification of Administrative Agent. Lenders agree to indemnify Administrative Agent (to the extent not reimbursed by Borrowers), Pro Rata, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Administrative Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, on a Pro Rata basis, promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers.

      10.10. Arrangers and Managers. None of the Lenders identified on the cover page or signature pages of this Agreement as an "arranger" or "manager" shall have any right, power, obligation, liability, responsibility or duty, including, without limitation, any fiduciary duty, under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

      10.11. Benefit of Article X. The agreements contained in this Article X are solely for the benefit of Administrative Agent and Lenders, and are not for the benefit of, or to be relied upon by, Borrowers or any third party.

                                  ARTICLE XI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

       11.1. Number and Gender of Words. Whenever in any Loan Document the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender in any Loan Document shall include each other gender where appropriate.

       11.2. Headings. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

       11.3. Exhibits. If any Exhibit which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to, at the time of, or after the execution and delivery thereof.

       11.4. Communications. Unless specifically otherwise provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telecopier) to be effective and shall be deemed to have been given on the day actually delivered or telecopied, or, if mailed, on the third Business Day after it is enclosed in an envelope, addressed to the party to be notified at the address stated below, properly stamped for first class delivery, sealed, and deposited in the appropriate official postal service. Until changed by notice pursuant hereto (any party being entitled to change its address for purposes of this Section 11.4 by notice to all other parties hereto), the address, and telecopy number for each party for purposes hereof are as follows:

BORROWERS:     Electronic Data Systems Corporation
               5400 Legacy Drive
               Plano, Texas  75024
               Telecopy No.:  (214) 605-3005
               Telephone No.: (214) 605-3002
               Attention:  Manager, Corporate Finance

COPY TO:       Electronic Data Systems Corporation
               5400 Legacy Drive
               Plano, Texas  75024
               Telecopy No.:  (214) 605-5613
               Telephone No.: (214) 605-5500
               Attention:  General Counsel

LENDERS:       See Schedule 1

ADMINISTRATIVE
AGENT:         FOR NOTICES UNDER ARTICLES II AND III AND SECTION
               4.2:

               Citibank, N.A.
               Bank Loan Syndications
               One Court Square, 7th Floor
               Long Island City, NY  11120
               Attention:  Mr. Phil Green
               Telecopy No.:  (718) 248-4844/45
               Telephone No.:  (718) 248-4529

               IN ALL CASES WITH A HARD COPY TO:

               Citibank, N.A.
               Central Customer Service
               One Court Square, 7th Floor
               Long Island City, NY  11120
               Attention: Ms. Angela Valentin

               FOR ALL OTHER NOTICES:

               Citibank, N.A.
               399 Park Avenue
               8th Floor, Zone 12
               New York, NY  10043
               Attention:  Mr. William G. McKnight, III
               Telecopy No.:  (212) 826-2375
               Telephone No.:  (212) 559-8851

                    PROCESS AGENT:
                    Prentice Hall Systems, Inc.
                    15 Columbus Circle
                    New York, New York  10023-7773.

     COPY TO:       Electronic Data Systems Corporation
                    5400 Legacy Drive
                    Plano, Texas  75024
                    Telecopy No.:  (214) 605-5613
                    Attention:  General Counsel

     11.5. Exceptions to Covenants. No Borrower shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any of the Loan Documents if such action or omission would result in the breach of any other covenant contained in any of the Loan Documents.

     11.6. Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party.

     11.7. GOVERNING LAW. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICT OF LAWS PROVISIONS THEREOF), EXCEPT TO THE EXTENT THAT FEDERAL LAWS MAY APPLY.

     11.8. Maximum Interest Rate. Regardless of any provision contained in any of the Loan Documents, no Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Highest Lawful Rate, and, in the event any Lender ever contracts for, charges, takes, reserves, receives, or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the relevant Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrowers and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Advances as but a single extension of credit (and Lenders and Borrowers agree that such is the case and that provision herein for multiple Advances and for one or more Notes is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) "spread" the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, any Lender receiving such excess interest shall refund such excess, and, in such event, such Lender shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest

Lawful Rate. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Highest Lawful Rate," such term shall mean the "indicated rate ceiling" from time to time in effect under Article 1.04, Title 79, Revised Civil Statutes of Texas, as amended.

     11.9. ENTIRETY AND AMENDMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. This Agreement and the other Loan Documents embody the entire agreement between Borrowers and Lenders and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Borrowers certify that they are relying on no representation, warranty, covenant or agreement except for those set forth herein and the other Loan Documents of even date herewith. This Agreement and the other Loan Documents may be amended, or the provisions hereof waived, only by an instrument in writing executed jointly by an authorized officer of EDS and Administrative Agent, acting on behalf of Majority Lenders, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof. Notwithstanding anything to the contrary set forth herein, no change in the Loan Documents or waiver of the provisions thereof which has the effect of (a) extending the maturity or decreasing the amount of any payment on any Notes or payment of any fee, (b) decreasing any rate or amount of interest or other sums payable to any Lender under the Loan Documents, (c) changing the definition of the term "Majority Lenders", (d) amending or waiving Sections 5.2 (except with respect to a Bid Rate Loan as set forth in Section 5.3), 7.8, 11.9 or 11.12 or (e) discharging any guarantor shall be effective absent the concurrence of all Lenders. No increase to the Committed Sum of any Lender, no extension of the Commitment Termination Date of any Lender and no imposition of any additional obligations upon any Lender, except as expressly provided herein, shall be effective without the consent of such Lender. Notwithstanding the foregoing, EDS or any other Borrower and any Lender of a Bid Rate Loan may, from time to time, and at any time, enter into an amendment of such Bid Rate Loan and the Bid Rate Note related thereto. EDS and Administrative Agent may, from time to time and at any time, enter into an amendment hereof, for the purpose of adding as a Lender hereunder any commercial lending institution.

     11.10. Waivers. The acceptance by Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default or Potential Default then existing. No failure to exercise and no delay on the part of Lenders or their respective officers, directors, employees, agents, representatives or attorneys in exercising any Right under this Agreement or any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any Right under this Agreement preclude any other or further exercise thereof or the exercise of any other Right. Any waiver or consent allowed hereunder and in conformity with the provisions hereof shall be effective only in the specific instance to which it relates and for the purpose for which it is given.

     11.11. Multiple Counterparts. This Agreement may be executed in any number of identical counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one

Agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     11.12.  Parties Bound; Participations and Assignments.

          (a) Successors and Assigns. This Agreement is binding upon, and inures to the benefit of, each Lender, each Borrower, and their respective successors and assigns; provided that, unless otherwise permitted by this
     Section 11.12, no Lender may transfer, pledge, assign, sell participations in or otherwise encumber its Commitment or Loans hereunder; and provided further that, except as otherwise expressly provided herein, the Borrowers shall not have any right to assign their rights or obligations hereunder or any interest herein without the prior written consent of the Lenders.

               (b) Participations. Any Lender may, in accordance with applicable Law, at any time sell to one or more banks or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder; provided that such Lender shall have given prior written notice to EDS of the identity of each such Participant and provided, further, that no Lender shall transfer, grant or assign any participation under which any Participant shall have rights to approve any amendment, supplement or modification to or waiver of this Agreement except to the extent such amendment, supplement, modification or waiver would (i) increase the amount of the Participant's funding obligations in respect of such Lender's Commitment, (ii) reduce the principal of, or interest on, any of the Participant's interest in such Lender's Notes or any fees or other amounts payable to such Lender hereunder (to the extent an interest therein has been sold to the Participant) or (iii) postpone the date fixed for any payment of principal of, or interest on, any of such Lender's Notes or any fees or other amounts payable to such Lender hereunder (to the extent an interest therein has been sold to the Participant). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any obligation owing to it hereunder for all purposes under this Agreement, and Borrowers and the Administrative Agent shall continue to be entitled to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Borrowers hereby agree that each Participant shall be entitled to the benefits of Sections 3.5, 3.10, 3.11, 3.12 and 3.14 with respect to its participation in the Commitment and the Loans outstanding from time to time as if it were a Lender; provided that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Assignments. Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable Law, at any time and from time to time, assign to any Lender or any Affiliate thereof or, with the prior written consent of

     EDS (which consent shall not be unreasonably withheld), to an additional bank or financial institution (each such Lender, Affiliate, bank or financial institution, an "ASSIGNEE") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit I, executed by such Assignee, such assigning Lender and EDS and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, unless EDS otherwise consents, any such assignment to any Assignee that is not a Lender, or an Affiliate of a Lender shall be an undivided share of the assigning Lender's Committed Sum and Loans, in a minimum amount of $17,500,000 and shall not exceed fifty percent (50%) of the assigning Lender's Committed Sum as of the date such Lender became a Lender hereunder and provided, further, that no Assignee shall be entitled to receive any greater amount pursuant to Sections 3.12(a) or 3.14 than the assignor Lender would have been entitled to receive in respect of the amount of the Loan(s) assigned had no such assignment occurred. Upon such execution, delivery, acceptance and recording from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of (and be) a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement. Notwithstanding anything to the contrary contained herein, any Lender may sell, transfer, assign or grant participations in all or any part of the Bid Rate Loans made by it to any Assignee without requirement of notice or consent and without limitation of any kind, provided that no Assignee of any Bid Rate Loan shall be entitled to receive any greater amount pursuant to Sections 3.12(a) or 3.14 than the assignor Lender would have been entitled to receive in respect of the amount of the Bid Rate Loan(s) assigned had no such assignment occurred.

          (d) Maintenance of Register. The Administrative Agent shall maintain at its address referred to in Section 11.4 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the name and address of each of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be prima facie evidence of the existence and amounts of the obligations of Borrowers therein recorded, and Borrowers, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide a copy of the Register to EDS on a monthly basis.

          (e) Payment of Costs. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, an Assignee, Administrative Agent and EDS and payment by the assigning Lender to Administrative Agent and EDS of all of their reasonable costs in connection with such assignment, including without limitation a processing and recordation fee of $3,000 to Administrative Agent, Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the assigning Lender, its Assignee and EDS.

          (f) Delivery of Notes. Within five (5) Business Days after its receipt of an Assignment and Acceptance, together with an execution copy of each replacement Note, the applicable Borrower, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes such replacement Note or Notes, duly executed, and payable to the order of such Assignee in an amount equal to the amount assigned to it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a portion of the Obligation hereunder, a replacement Note or Notes to the order of the assigning Lender in an amount equal to the portion of the Obligation retained by it hereunder. Such replacement Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note or Notes.

          (g) Disclosure of Borrower Information. Borrowers authorize each Lender to disclose to any prospective Participant, any Participant or any prospective Assignee (each, a "TRANSFEREE") any and all financial information in such Lender's possession concerning Borrowers which has been delivered to such Lender by or on behalf of Borrowers pursuant to this Agreement or which has been delivered to all Lenders by or on behalf of Borrowers in connection with their respective credit evaluations of Borrowers prior to becoming a party to this Agreement; provided that each Lender disclosing such information notifies EDS in advance that it is doing so, and, prior to any such disclosure, the Transferee shall agree to preserve the confidentiality of any information relating to Borrowers received from such Lender. Nothing contained in this Section 11.12(f) shall be deemed to prohibit the delivery to any Transferee of any financial information which is otherwise publicly available or to subject the delivery of any such publicly available information to the notice and consent procedures hereinabove set forth.

          (h) Pledges and Assignments to Federal Reserve Banks. Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans or Bid Rate Loans to any Federal Reserve Bank in accordance with applicable Law but such Lender shall remain liable for performance of its obligations hereunder.

     11.13. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. BORROWERS HEREBY AGREE THAT ANY SUIT, ACTION OR PROCEEDING AGAINST BORROWERS WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE UNITED STATES COURTS LOCATED IN THE STATE OF NEW YORK, BOROUGH OF MANHATTAN AS MAJORITY LENDERS IN THEIR SOLE DISCRETION MAY ELECT AND THE BORROWERS HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF

ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWERS HEREBY AGREE THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK MAY BE MADE UPON PROCESS AGENT AT ITS ADDRESS AS SET FORTH IN SECTION 11.4 (AS SUCH ADDRESS MAY BE CHANGED FROM TIME TO TIME) AND EACH OF THE BORROWERS HEREBY IRREVOCABLY APPOINTS PROCESS AGENT AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT IN THE NAME, PLACE AND STEAD OF SUCH BORROWER TO ACCEPT SUCH SERVICE OF ANY AND ALL SUCH WRITS, PROCESS AND SUMMONSES, AND AGREES THAT THE FAILURE OF THE PROCESS AGENT TO GIVE ANY NOTICE OF SUCH SERVICE OF PROCESS TO IT SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON. BORROWERS HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURTS BY THE MAILING THEREOF BY ADMINISTRATIVE AGENT OR ANY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWERS' ADDRESS SET FORTH IN SECTION 11.4 HEREOF. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY NOTE BROUGHT IN THE COURTS LOCATED IN THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY.

     11.14. Payment of Expenses. EDS agrees to pay (a) all costs and expenses of Lenders, including attorneys' fees and expenses, incurred by Lenders in connection with the preservation and enforcement of Lenders' rights under this Agreement, the Notes and/or the other Loan Documents and (b) the legal fees and expenses of Haynes and Boone, L.L.P., in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other Loan Documents.

     11.15. Invalid Provisions. If any provision of any of the Loan Documents is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Loan Document a provision mutually agreeable to Borrowers, Administrative Agent and Majority Lenders as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

In the event Borrowers, Administrative Agent and Majority Lenders are unable to agree upon a provision to be added to the Loan Document in question within a period of ten (10) Business Days after a provision of any Loan Document is held to be illegal, invalid or unenforceable, then a provision acceptable to Administrative Agent and Majority Lenders as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held effectively to be illegal, invalid or unenforceable.

     11.16.  Borrowers' Right of Offset.

          (a) Offset Against Accounts. Each of Lenders and the Borrowers hereby agree, with respect to the Obligation, that, automatically and without any action by or notice to the Borrowers, upon the occurrence of the appointment of a conservator or receiver for a Lender or, if a Lender's deposits are insured by the Federal Deposit Insurance Corporation on the date of an Advance by such Lender, the termination of federal deposit insurance of such Lender's deposits by the Federal Deposit Insurance Corporation, or any successor thereto, each Borrower's unpaid payment obligations under the Obligation, including any unpaid principal and interest thereunder, shall be offset, Dollar for Dollar, against any and all funds of such Borrower on deposit with such Lender in any and all accounts which such Borrower maintains at such Lender in the name of such Borrower, whether individually, or jointly with any of its Affiliates, and which have not been previously pledged to a party other than such Lender (the "Accounts"). The Accounts shall in such circumstance be applied against the Obligation in such order as each Borrower elects or, if no such election is made, in such order as the Lender or the entity applying such Accounts elects.

          (b) Lender Representations. Each Lender whose deposits are insured by the Federal Deposit Insurance Corporation represents and warrants that the execution of this Agreement by such Lender and the obligations herein undertaken by it have been approved in compliance with applicable regulations of the Federal Deposit Insurance Corporation.

     11.17. Indemnification of Lenders. EDS agrees to indemnify and hold Administrative Agent and each Lender and their respective directors, officers, shareholders, employees, attorneys and agents, and Affiliates (each, an "INDEMNITEE") harmless from and against any and all liabilities, obligations, losses, actions, judgments, suits, disbursements, penalties, damages (other than consequential damages) and related expenses, including attorneys' fees and expenses, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, and the other Loan Documents (collectively, the "INDEMNIFIED LIABILITIES" and, individually, an "INDEMNIFIED LIABILITY"), provided, however, that EDS and the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities arising from (a) the gross negligence or willful misconduct of any Indemnitee,
(b) any legal proceedings commenced against any Indemnitee by any other Indemnitee or by any Participant or Assignee, (c) any violation or claimed violation by any Indemnitee of any material banking Law of the jurisdiction of its or its related Lender's Applicable Lending Office, or (d) any action by Administrative Agent or any Lender not required or contemplated by the Agreement or the Loan Documents or necessary for the performance of Administrative Agent's or any Lender's obligations, Administrative Agent's or any Lender's duties or enforcement of Administrative Agent's or any Lender's rights thereunder. The provisions of this Section 11.17 shall remain operative and in full force and effect regardless of the termination of the Commitments, the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Commitment Termination Date, the invalidity, illegality, or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of Administrative Agent or the other Lenders. All amounts due under this Section
11.17 shall be payable within ten (10) days after written demand therefor, delivered to EDS and the relevant Borrower (if other than EDS) through the Administrative Agent as promptly as practical after the Indemnitee in question obtains knowledge of any Indemnified Liability, which notice shall be certified by an authorized officer of Administrative Agent or Lender (if Administrative Agent or such Lender is the Indemnitee making such claim) and shall reasonably identify the basis upon which such claim is made.

     11.18. Designation of EDS Affiliates as Borrowers. EDS may, at any time or from time to time, supplement or amend Schedule 2 hereto to add an EDS Affiliate or delete a Designated EDS Affiliate by delivering to Administrative Agent a revised Schedule 2 together, in the case of an addition of an EDS Affiliate, with a certificate executed by the Treasurer, Assistant Treasurer or Chief Financial Officer of EDS stating that the guaranty by EDS of the obligations of such EDS Affiliate may reasonably be expected to benefit, directly or indirectly, EDS.

     11.19  Judgment Currency.

          (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under the Notes from a currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at its Payment Office in London, England on the second Eurocurrency Business Day preceding the day on which final judgment is given.

          (b) The obligation of any Borrower in respect of any sum due in the Original Currency from it to any Lender or the Administrative Agent hereunder or under the Note held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only if and to the extent that on the Eurocurrency Business Day following receipt by such Lender or the Administrative Agent of any sum adjudged to be so due in such Other Currency such Lender or the Administrative Agent may in accordance with normal banking procedures purchase such amount of the Original Currency with such Other Currency at its Payment Office in London, England which the Administrative Agent could have purchased on the second Eurocurrency Business Day preceding the day on which the final judgment referred to in
     Section 11.19(a) is given; if the amount of the Original Currency so purchased is less than the amount of the Original Currency which the

     Administrative Agent could have purchased on the second Eurocurrency Business Day preceding the day on which such final judgment is given, such Borrower agrees, as a separate Obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent against such difference, and if the amount of the Original Currency so purchased exceeds the amount of the Original Currency which the Administrative Agent could have purchased on the second Eurocurrency Business Day preceding that on which such final judgment is given, such Lender or the Administrative Agent agrees to remit to such Borrower such excess.

     11.20  Lenders' Right of Setoff; Payments Set Aside; Sharing of Payments.

          (a) Right of Setoff. Should a Default exist, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of a Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Notes, irrespective of whether or not demand shall have been made under this Agreement or any such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Borrower after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 11.20 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

          (b) Payments Set Aside. To the extent that EDS or any other Borrower makes a payment or payments to a Lender or a Lender exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other person under any Debtor Relief Law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and shall continue in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          (c) Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it (other than costs or losses paid pursuant to Sections 3.5, 3.10 or 3.12) in excess of its ratable share of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. EDS and each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.20(c) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

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                                 left blank.]

     EXECUTED as of the day and year first above written.


                                    BORROWER:

                                    ELECTRONIC DATA SYSTEMS
                                    CORPORATION


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________


                                    ADMINISTRATIVE AGENT:

                                    CITIBANK, N.A., in its individual capacity as a Lender and as Administrative Agent


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    ARRANGERS/LENDERS:

                                    BANCO SANTANDER - NEW YORK
                                    BRANCH


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    BANK OF AMERICA NATIONAL
                                    TRUST AND SAVINGS ASSOCIATION


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    CHEMICAL BANK


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    CREDIT LYONNAIS CAYMAN ISLAND
                                    BRANCH


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    NATIONSBANK OF TEXAS, N.A.


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    MANAGERS/LENDERS:

                                    BANQUE NATIONALE DE PARIS,
                                    HOUSTON AGENCY


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    CIBC INC.


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    PNC BANK, NATIONAL ASSOCIATION


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    TORONTO DOMINION (TEXAS), INC.


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    WACHOVIA BANK OF GEORGIA, N.A.


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    LENDERS:

                                    THE DAI-ICHI KANGYO BANK, LTD.


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    SOCIETE GENERALE, SOUTHWEST
                                    AGENCY


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    THE SANWA BANK, LIMITED, DALLAS
                                    AGENCY


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    THE BANK OF TOKYO LTD.,
                                    NEW YORK AGENCY


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    COOPERATIEVE CENTRALE
                                    RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK
                                    NEDERLAND",
                                    NEW YORK BRANCH


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    THE FUJI BANK, LIMITED - HOUSTON
                                    AGENCY


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    THE SUMITOMO BANK, LIMITED,
                                    HOUSTON AGENCY


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    COMMERZBANK
                                    AKTIENGESELLSCHAFT,
                                    ATLANTA AGENCY


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    DRESDNER BANK AG, NEW YORK
                                    BRANCH AND GRAND CAYMAN
                                    BRANCH


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    FIRST FIDELITY BANK, N.A.


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    ISTITUTO BANCARIO SAN PAOLO DI
                                    TORINO S.P.A.


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    BANCA DI ROMA - HOUSTON
                                    AGENCY


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    BANCA MONTE DEI PASCHI DI SIENA,   S.p.A.


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    COMERICA BANK


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    KREDIETBANK N.V.


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    NATIONAL WESTMINSTER BANK Plc


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    THE ROYAL BANK OF SCOTLAND plc


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    THE SAKURA BANK, LIMITED,
                                    HOUSTON AGENCY


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    SUNBANK, NATIONAL ASSOCIATION


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    UNITED STATES NATIONAL BANK OF
                                    OREGON


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    AUSTRALIA AND NEW ZEALAND
                                    BANKING GROUP LIMITED
                                    CAYMAN ISLANDS BRANCH


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    BANK OF MONTREAL


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    CREDIT SUISSE


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    FIRST INTERSTATE BANK OF
                                    CALIFORNIA


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    THE FIRST NATIONAL BANK OF
                                    BOSTON


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    THE FIRST NATIONAL BANK OF MARYLAND


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    MELLON BANK, N.A.


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                    STANDARD CHARTERED BANK


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________